The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 File No. 333-254290
SUBJECT TO COMPLETION, DATED MARCH 15, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated March 15, 2021)
       Shares
Common Stock
We are offering         shares of our common stock, par value $0.001 per share, pursuant to this prospectus supplement and the accompanying prospectus (this “offering”). The public offering price for each share of common stock is $      .
Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CLSK.” On March 12, 2021, the last reported sale price of our common stock on Nasdaq was $30.86 per share.
The offering is being underwritten on a firm commitment basis. While the underwriter intends to offer the shares at the price set forth on the cover of this prospectus supplement, the underwriter may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on Nasdaq, or to dealers in negotiated transactions or in a combination of such other methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
Investing in the shares involves a high degree of risk. Before deciding whether to invest in our securities, please read “Risk Factors” beginning on page S-11 of this prospectus supplement, and in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement that we file with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
See “Underwriting” for additional disclosure regarding underwriting compensation.

Delivery of the shares of common stock offered hereby is expected to be made on or about         , 2021, subject to the satisfaction of customary closing conditions.
H.C. Wainwright & Co.
The date of this prospectus supplement is           , 2021

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained or incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which provides you with a general description of the securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus, and, when we refer to the accompanying prospectus, we are referring to the base prospectus. To the extent there is an inconsistency or a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.
We have not, and the underwriter has not, authorized anyone to provide any information or to make any representations, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriter take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the respective dates thereof, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read both this prospectus supplement and the accompanying prospectus (and any applicable free writing prospectuses that we may authorize for use in connection with this offering), together with any documents incorporated by reference herein and therein and the additional information described below under the heading “Where You Can Find More Information” in its entirety, before making an investment decision.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.
References to the “company,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus are to CleanSpark, Inc. and its consolidated subsidiaries, unless the context otherwise requires.
CleanSpark® and our logo are some of our trademarks used in this prospectus supplement. This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. All trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by use of words such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements concerning our beliefs, plans, objectives, intentions and expectations and are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond our control. These forward-looking statements are based on management’s current expectations, estimates, forecasts, and projections about our business and the industry in which we operate, as well as the economy, trends and other future conditions, and are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond our control.
For information about the risks, uncertainties and factors that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, please review the disclosure contained in this prospectus supplement beginning on page S-11, and in the accompanying prospectus and our other filings made with the SEC. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements and to not place undue reliance on any forward-looking statements. Any forward-looking statement or information speaks only as of the date of on which it is made. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we expressly disclaim any intent or obligation to update or revise these forward-looking statements for any reason, whether written or oral, that may be made from time to time, whether as a result of new information, future events or changed circumstances or for any other reason after the date of such forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about CleanSpark, Inc. contained elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated herein by reference. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of CleanSpark, Inc., you should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, and the other documents we refer to and incorporate by reference. Unless otherwise indicated, “common stock” means our common stock, par value $0.001 per share.
Overview
We are in the business of providing advanced software and controls technology solutions to solve modern energy challenges. We have a suite of software solutions that provide end-to-end microgrid energy modeling, energy market communications and energy management solutions. Our offerings consist of intelligent energy monitoring and controls, intelligent microgrid design software, middleware communications protocols for the energy industry, energy system engineering, custom hardware solutions, microgrid installation and implementation services, traditional data center services and software consulting services.
The software platforms that are integral to our business are summarized as follows:
•
mVSO Platform: Energy modeling software for microgrid design and sales

•
mPulse Platform: Patented, proprietary controls platform that enables integration and optimization of multiple energy sources

•
Canvas: Middleware used by grid operators and aggregators to administrate load shifting programs

•
Plaid: Middleware used by controls and “internet of things” (or IoT) product companies to participate in load shifting programs

In addition, following our acquisition of Solar Watt Solutions, Inc. (“Solar Watt”) in February 2021, we are in the process of developing our mVoult platform, which we expect will be a proprietary platform that would enable integration and optimization of solar, energy storage and back-up generators for residential applications.
These platforms are designed to allow customers to design, build, and operate distributed energy systems and microgrids that efficiently manage energy generation assets, energy storage assets, and energy consumption assets. Our software products enable users to implement software solutions to execute on strategies that are generally targeted to operate distributed energy assets in a manner that provides resiliency, economic optimization and/or revenue generation through wholesale market activities.
Lines of Business
Energy Business
Through CleanSpark, LLC, we provide microgrid engineering, design and software solutions to military, commercial and residential customers. Our services consist of distributed energy microgrid system engineering and design, and project consulting services. The work is generally performed under fixed price bid contracts and negotiated price contracts.
Through CleanSpark Critical Power Systems, Inc., we provide custom hardware solutions for distributed energy systems that serve military and commercial residential properties. The equipment is generally sold under negotiated fixed price contracts.
Through GridFabric, LLC, we provide Open Automated Demand Response (“OpenADR”) and other middleware communication protocol software solutions to commercial and utility customers.
Through Solar Watt, which we acquired in February 2021, we provide solar and alternative energy solutions for homeowners and commercial businesses in Southern California, including to homeowners who have medical needs and reside in vulnerable zones, and are working to expand and accelerate our residential offerings by integrating an experienced energy storage and solar sales and installation team.
Through ATL Data Centers LLC, we provide traditional data center services, such as providing customers with rack space, power and equipment, and offer several cloud services including, virtual services, virtual storage, and data backup services.
Digital Agency Business
Through p2kLabs, Inc., we provide design, software development, and other technology-based consulting services. The services provided are generally an hourly arrangement or fixed-fee project-based arrangements.
Cryptocurrency Mining Business
Through ATL Data Centers LLC and our recently-formed subsidiary, CleanBlok, LLC, we mine bitcoin. We entered the bitcoin mining industry through our recent acquisition of ATL Data Centers LLC, and we have recently acquired, and are intending to continue to acquire, additional equipment and infrastructure capacity in order to expand our bitcoin mining operations. See “Recent Developments” below.
Distributed Energy Management and Microgrid Industry
Integral to our business is our Distributed Energy Management (or “DER”) business. The main assets of our DER business include our proprietary software systems (“Systems”) and our engineering and methodology trade secrets. The distributed energy systems and microgrids that utilize our Systems are capable of providing secure, sustainable energy with significant cost savings for energy customers. Through the Systems, customers are able to design, engineer, and then efficiently communicate with and manage renewable energy generation, storage and consumption. By having autonomous control over the multiple facets of energy usage and storage, customers are able to reduce their dependency on utilities, thereby keeping energy costs relatively constant over time. The overall aim is to transform energy consumers into intelligent energy producers that supply and manage power in a manner that avoids interruptions.
Around the world, aging energy grids are becoming unstable and unreliable due to increases in loads and the widespread lack of new large-scale generation facilities. This inherent instability in existing energy grids is compounded by pressure to integrate a growing number and variety of renewable but intermittent energy generation assets and advanced technologies into outdated electrical grid systems. Simultaneously, defense installations, industrial complexes, communities, campuses and other aggregators across the world are turning to virtual power plants and microgrids as a means to decrease their reliance on existing energy grid, reduce utility costs, utilize cleaner power and enhance energy security and surety.
The convergence of these factors has created, and is expected to continue to create, significant opportunities in the power supply optimization and energy management industry. Efficiently operating and managing the distributed energy management systems and microgrids of tomorrow, while maximizing the use of sustainable energy to produce affordable, stable, predictable and reliable power on a large scale, is a significant opportunity that early-movers can leverage to capture a large share of this emerging global industry.
A microgrid is comprised of any number of energy generation, energy storage, and smart distribution assets that serve a single or multiple loads, both connected to the utility grid and “islanded,” separate from the utility grid. In the past, distributed energy management systems and microgrids have consisted of off-grid generators organized with controls to provide power where utility lines cannot run. Today, modern distributed energy management systems and microgrids integrate renewable energy generation systems (REGS) with advanced energy storage devices and interoperate with the local utility grid. Advanced autonomous cyber-secure microgrid controls relay information between intelligent hardware and servers to make decisions in real-time that deliver optimum power where it is needed, when it is needed.
mPulse Software Suite
mPulse is a modular platform that provides intelligent control of a Microgrid based on a system’s operational goals, energy assets and forecasted energy load and generation. mPulse performs high-frequency calculations, threshold-based alarming, execution of domain-specific business rules, internal and external health monitoring, historical data persistence, and system-to-operator notifications. The modular design of mPulse increases system flexibility and extensibility. In addition, the deployment of the mPulse system follows a security-conscious posture by deploying hardware-based firewalls as well as encryption across communication channels. mPulse allows configuration for site-specific equipment and operation and provides a clean, informative user interface to allow customers to monitor and analyze the data streams that describe how their microgrid is operating.
Our mPulse software also serves as an integrated distributed energy management control platform that seamlessly integrates and controls all forms of energy generation with energy storage devices to provide energy security in real time, free of cyber threats to service facility loads. As a DER system, mPulse is able to interoperate with the local utility grid and bring users the ability to choose when to buy or sell power to and from the utility grid. mPulse is designed and intended for commercial, industrial, defense, campus and residential users and ranges in capacity from 4 kilowatts to 100 megawatts and beyond.
mPulse supports our innovative fractal approach to microgrid design, which enables multiple microgrids on a single site to interact in a number of different ways, including as peers, in a parent-child relationship, and in parallel or completely disconnected. Each grid can have different operational objectives, and those operational objectives can change over time. Any microgrid can be islanded from the rest of the microgrid as well as the larger utility grid. The mPulse software can control the workflow required in both the islanding steps as well as the reconnecting steps of this maneuver and coordinate connected equipment such that connections are only made when it is safe to do so.
mVoult — Residential Platform
mVoult is a smart power system that is under development and is expected to provide a single solution for resilient, reliable and cost-effective energy for residential properties of all sizes. Our systems will be able to be configured to a homeowner’s needs upon installation, with flexibility for future expansion.
Our mVoult software will direct microgrid system operations to manage solar, battery, and utility power. It will be capable of providing resilient, sustainable and low-cost energy for a residential microgrid, allowing a home to stay powered during utility outages or during events, such as fires and natural disasters, when a utility may otherwise shut down or be unable to provide service.
Microgrid Value Stream Optimizer (mVSO)
Our Microgrid Value Stream Optimizer (mVSO) software platform provides a robust distributed energy and microgrid system modeling solution. mVSO takes utility rate data and load data for our customers’ sites and helps automate the sizing and analysis of potential microgrid solutions, as well as providing a financial analysis around each grid configuration. mVSO uses historical data to generate projected energy performance of generation assets and models the way in which energy storage responds to varying operational modes and command logics based upon predicted generation and load curves. mVSO analyzes multiple equipment combinations and operational situations to determine the optimal configuration for a customer’s site based on factors, including, among others, the financial and economic results, equipment outlay and utility cost savings, to arrive at payback and internal rate of return values. This ultimately provides our customers with data to design a distributed energy and/or microgrid system that will meet the customers’ performance benchmarks. The mVSO also provides users with business development and proposal generation tools to more efficiently present the results to end-customers.
Critical power switchgear and hardware solutions — CleanSpark Critical Power Systems
Through our wholly-owned subsidiary, CleanSpark Critical Power Systems, Inc., we provide parallel switchgear, automatic transfer switches and related control and circuit protective equipment solutions for commercial, industrial, defense, campus and residential users. We utilize Pioneer Power Solutions, Inc. for contract manufacturing of our parallel switchgear, automatic transfer switches and related control and circuit protective equipment.
OpenADR and communication protocol software solutions — GridFabric
Through our wholly-owned subsidiary, GridFabric, LLC, we offer Open Automated Demand Response (or OpenADR) solutions to commercial and utility customers. We provide middleware software solutions for utilities and IoT products that manage energy loads. OpenADR 2.0b is now the basis for the standard to be developed by the International Electrotechnical Commission, which is an organization that prepares and publishes international standards for all electrical, electronic and related technologies. Our core products in this area of our business are Canvas and Plaid.
Canvas
Canvas is an OpenADR 2.0b Virtual Top Node (or VTN) built for testing and managing Virtual End Nodes (or VENs) that pilot and run load shifting programs. Canvas is offered to customers in the cloud as a software as a service (SaaS) solution or as a licensed software.
Plaid
Plaid is a licensed software solution that allows any internet-connected product that uses energy (i.e., solar, storage & inverters, demand response, electric vehicle charging, lighting, industrial controls and building management systems) to add load shifting capabilities by translating load shifting protocols into their existing application programing interface (or API). Companies that implement Plaid receive a Certified OpenADR 2.0b Virtual End Node upon completion of the implementation process.
Bitcoin Mining — ATL Data Centers and CleanBlok
Through our wholly-owned subsidiaries, ATL Data Centers LLC and our recently-formed subsidiary, CleanBlok, LLC, we mine bitcoin.
Bitcoin was first introduced in 2008 with the goal of serving as a means of exchanging and storing value. Bitcoin is a new form of digital currency that depends upon a consensus-based network and a public ledger called a “blockchain,” which contains a record of every bitcoin transaction ever processed. The bitcoin network was the first decentralized peer-to-peer payment network powered by those users participating in the consensus protocol, with no central authority or middlemen, that has wide network participation. The authenticity of each bitcoin transaction is protected through digital signatures that correspond with addresses of users that send and receive bitcoin. Users have full control over remitting bitcoin from their own sending addresses. All transactions on the bitcoin blockchain are transparent, allowing those running the appropriate software to confirm the validity of each transaction. In order to be recorded on the blockchain, each bitcoin transaction is validated through a proof-of-work consensus method, which entails solving complex mathematical problems to validate transactions and post them on the blockchain, which is often called “mining.” For successfully solving the problems and providing computing power to the network, the computer is rewarded with bitcoins, both in the form of newly-created bitcoins and fees in bitcoin.
Factors such as access to computer processing capacity, interconnectivity, electricity cost, environmental factors (such as cooling capacity) and location play an important role in mining. Our current facilities are capable of producing an over 300 PH/s in hash rate capacity. In cryptocurrency mining, “hash rate” is a measure of the processing capacity and speed by a mining computer to mine and process transactions on the bitcoin network. Our activities in this area, in addition to generating revenue in the form of bitcoin, creates an advantageous business opportunity for us to operate a full-scale, demonstration facility of our energy-related products and solutions. We plan to deploy our energy technologies and trade secrets in our bitcoin mining operations with the goal of maximizing energy savings, expanding total power capacity, providing resilient electricity, and reducing greenhouse gas emissions. We anticipate that implementing this strategy will involve the design and installation of multiple microgrids at the ATL Data Center facility. We are in the process of actively expanding this aspect of our business and are working toward expanding our hash rate capacity, with the goal of exceeding 1.0 EH/s in hash rate capacity in fiscal year 2021. See also “Recent Developments” below.
As a result of our mining operations, we acquire bitcoin, and, while we have to date retained a significant portion of the bitcoin from our mining operations (typically maintaining the bitcoin at a digital asset exchange), we have sold, and may from time to time sell, bitcoin from our inventory. We do not currently plan to engage in regular trading of bitcoin (other than as necessary to convert our bitcoin to U.S. dollars) or to engage in hedging activities related to our holding of bitcoin; however, our decisions to hold or sell bitcoin at any given time may be impacted by the bitcoin market, which has been historically characterized by significant volatility. Currently, we do not use a formula or specific methodology to determine whether or when we will sell bitcoin that we hold, or the number of bitcoins we will sell. Rather, decisions to hold or sell bitcoins in our inventory are currently determined by individuals analyzing forecasts and monitoring the market in real time.
As with many new and emerging technologies, our bitcoin mining activities present potentially significant risks to our business. Businesses (including ours) that seek to develop, promote, adopt, transact or rely upon blockchain technologies and bitcoin may have a limited track record and operate within novel and developing environments. These risks are not only related to the businesses we are pursuing, but also the industry as a whole and the concept behind blockchain and cryptocurrency as value creation. In addition, our holding and selling of bitcoin may subject us to additional risks, including the possibility that our activities may become subject to additional regulation or regulatory scrutiny.
Energy system integration and installation — Solar Watt Solutions
Following our acquisition of Solar Watt Solutions, Inc. in February 2021, we provide solar and alternative energy solutions for homeowners and commercial businesses in Southern California. These energy solutions include implementation and installation services for solar panels, energy storage and electric vehicle charging station systems. Solar Watt has historically been focused on serving the communities throughout California, and we intend to work to further expand those services to other regions outside of Southern California. Through these efforts, we expect to leverage those services and capacities to further expand our residential and commercial initiatives, including our mVoult product line for residential microgrids and our mPulse product line for commercial microgrids.
Digital Agency Products and Services — p2kLabs
Through our wholly-owned subsidiary, p2kLabs, Inc., we provide a suite of digital services from creative design to technical development for products and services through the entire product/service lifecycle. Such services are provided through “labs,” with each lab containing its own unique offering, including design, marketing/digital content, engineering and SalesForce development, and strategy services.
Legacy Gasifier Business
We own patented gasification technologies that convert any organic material into synthesis gas (“SynGas”). Our patents protect our gasification technology and process for using feedstock comprising gaseous fuel. Our patented process involves the grinding, drying, separating, mixing, and then pelletizing of solid waste. These pellets constitute the feedstock for the gasifier. Gasifying feedstock using our technology converts waste and organic material into SynGas, which can then be converted into multiple forms of fuel for power plants, motor vehicles, jets, duel-fuel diesel engines, gas turbines, and steam boilers and as feedstock for the generation of DME (Di-Methyl Ether). The SynGas produced is mostly hydrogen and carbon monoxide, which are primary building blocks for many fuels and chemicals. SynGas is sufficiently clean that, if processed directly, it generally does not require costly hot-gas cleanup.
Our gasification technologies and prototype will require additional testing to further establish their commercial capability of producing large volumes of clean, renewable energy from any carbon compound (municipal solid waste (MSW), coal, sewage sludge) into clean SynGas. Our prototype gasifier is still under development and a commercially viable gasifier is not expected to be viable for sale until we expend additional resources on its testing and development. A third-party consulting firm has independently tested the gasifier’s performance and certified the results of its performance. Upon completion of the testing, an initial white paper was published outlining the results and suggested improvements for commercialization. We anticipate that the investment to complete these improvements would be approximately $500,000. Upon completion of the improvements, we would be required to conduct an extended test run with an independent third party to verify the results needed to prove its commercial viability, at which time we could begin to actively market our gasifier units. We do not anticipate deploying significant resources on the gasification business at this time. As opportunities arise, we may utilize the gasification assets and intellectual properties through licensing or sales agreements.

At this time, we are not engaged in any negotiations to sell or license our gasifier products to any customers.
Government Regulation
As described above, following our acquisition of ATL Data Centers in December 2020, we are engaged in the business of mining and selling bitcoin. As a result, we may become subject to government regulation of blockchain and cryptocurrency, including bitcoin, which has been developing rapidly in the United States federal government through a number of federal agencies and regulatory bodies, as well as in other countries by similar entities. State government regulations also may apply to our current operations and activities as well as other activities in which we participate or may participate in the future. Furthermore, transnational organizations and semi-governmental agencies have shown an interest in regulating or investigating companies engaged in the blockchain or cryptocurrency business. We expect regulation in this space to continue to evolve.
These and other regulations, including regulations that may become applicable to our business in the future, may substantially change in the future, and it is presently not possible to know how or when any such regulations will apply to our businesses. We may also become subject to new laws and further regulation by the SEC and other agencies. Various bills have been proposed in Congress related to the industries in which we operate, which, if adopted, may have a significant impact on us. For additional discussion regarding our beliefs about the potential risks existing and future regulation as well as other conditions pose to our business, see the “Risk Factors” section below and in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement.
Recent Developments
Solar Energy Acquisition
As previously disclosed, we acquired Solar Watt in February 2021. See “Energy system integration and installation — Solar Watt Solutions” above.
Bitcoin Mining Update
Following our acquisition of ATL Data Centers in December 2020, we have engaged in additional acquisitions to increase our mining capabilities. Specifically, we acquired approximately 4,700 additional miners capable of 437.3 PH/s in hash rate capacity from multiple distributors. Approximately 1,200 miners were placed into service in February and March 2021. As of March 2021, our mining fleet is capable of an estimated 315 PH/s in hash rate capacity. 2,600 additional units are expected to be delivered and deployed in June 2021, which would bring us to an estimated 544 PH/s in hash rate capacity upon deployment. We expect to receive and deploy 1,050 additional miners in July 2021, which would bring us to an estimated 633 PH/s in hash rate capacity upon deployment. The delivery and deployment timeline of any such additional miners are estimates only and may vary, and delays in the delivery or timing of deployment of any orders for miners could affect these estimates. We may also enter into future agreements to purchase miners that could change these estimates significantly.
Corporate Information
Our principal executive offices are located at 1185 S. 1800 West, Suite 3, Woods Cross, Utah 84087, and our telephone number is (702) 941-8047. Our website is located at www.cleanspark.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus supplement.

THE OFFERING
Issuer
CleanSpark, Inc., a Nevada corporation.
Common Stock to be Offered by Us
       shares of common stock.
Common Stock to be Outstanding After this Offering
       shares.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $      million, after deducting fees and estimated offering expenses payable by us.
We expect to use the net proceeds from this offering for working capital and general corporate purposes, including infrastructure expansion, the acquisition of additional cryptocurrency miners and further development of our mVoult product lines, as well as acquisitions or strategic investments in complementary businesses, products, services or technologies, although we do not currently have any plans or commitments for any such acquisitions or investments. See “Use of Proceeds.”
Risk Factors
See “Risk Factors” on page S-11 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.
Symbol on The Nasdaq Capital Market
“CLSK.”
The number of shares of common stock to be outstanding after this offering as shown above is based on 24,771,742 shares of common stock outstanding as of March 9, 2021, and excludes the following, in each case as of such date:
•
466,353 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $8.10;

•
477,338 shares reserved for issuance in connection with future awards under our equity compensation plan; and

•
1,055,869 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $24.16.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before you make an investment decision with respect to our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and other information included in any document that we file from time to time with the SEC after the date of this prospectus supplement that is incorporated by reference herein, as well as other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. If any of the following events or any of the events described in any such other document actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business and operations.
Risk Factors Summary
Our business, operations and financial results could be adversely effected by numerous risks, factors and uncertainties, including the following risks:
Risks Related to Our Business
•
a pandemic, an epidemic, or an outbreak of diseases, such as the outbreak of the COVID-19 pandemic;

•
our limited operating history and history of operating losses and negative cash flow, and the possibility that we may never achieve profitability;

•
volatile and unpredictable cycles in the emerging and evolving industries in which we operate;

•
competition in the markets in which we operate;

•
our reliance on intellectual property rights to protect our technology;

•
our inability or failure to manage our suppliers and contract manufacturers;

•
our relationships with certain key customers;

•
our limited experience selling our distributed energy focus products and solutions for use in residential markets;

•
the concentration of our solar energy business in Southern California;

•
future product defect or liability suits, or any recall of our products;

•
our reliance on our management team, and any failure by management to properly manage growth;

•
future strategic acquisitions and other arrangements that we engage in;

•
our substantial dependency on utility rate structures and government incentive programs that encourage the use of alternative energy sources;

•
our need for financing in the future to sustain and expand our operations and any inability to obtain such financing on acceptable terms, or at all;

Risks Related to Our Cryptocurrency Mining Operations
•
potential regulation of our activities that would require our registration as an “MSB”;

•
the lack of clarity of current regulation regarding the exchange of bitcoins under the CEA by the CFTC, and the implications of becoming subject to regulation by the CFTC in connection with our exchange of bitcoin;

•
if the SEC considers any cryptocurrency that we may mine to be a security under U.S. securities laws;

•
changes in or promulgation of regulations or interpretations, including regulation of bitcoin under the U.S. securities laws or otherwise;

•
the uncertain impact of geopolitical and economic events on the demand for bitcoin;

•
our exposure to pricing risk and volatility associated with the value of bitcoin because we do not hedge our investment in bitcoin;

•
the development and acceptance of competing blockchain platforms or technologies;

•
challenges of scaling bitcoin which, if not overcome, may lead to high fees or slow transaction settlement times;

•
the reward for successfully solving a block will halve in the future and its value may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts;

•
the actions of malicious actors or botnets;

•
our reliance on a third party mining pool service provider for our mining revenue payouts;

•
loss, theft or restriction on access to bitcoins and other digital assets we hold;

•
the loss or destruction of private keys required to access our bitcoins and potential data loss relating to our bitcoins;

•
the irreversibility of incorrect or fraudulent bitcoin transactions;

•
forks in the bitcoin network;

•
the open source structure of the bitcoin network protocol and any failure to properly monitor and upgrade the protocol;

•
the possibility that banks and financial institutions may not provide services to businesses that engage in cryptocurrency-related activities;

•
exposure to SDN or blocked persons;

•
the relative novelty and lack of regulation of the digital asset exchanges on which cryptocurrencies, including bitcoin, trade;

•
inadequate sources of recovery if our digital assets are lost, stolen or destroyed;

•
the lack of FDIC or SIPC protections for the bitcoins we hold;

•
the limited rights of legal recourse available to us following any loss of our bitcoins;

•
the possibility that a cryptocurrency other than bitcoin could be more desirable to the digital asset user base;

•
the possibility that our mining costs may exceed our mining revenues;

•
damage of the properties included in our mining operation;

•
our need for significant electrical power to support our mining operations;

•
competition from other methods of investing in cryptocurrencies;

•
the possibility that operators of bitcoins mining operations are more likely to immediately sell bitcoin rewards earned by mining in the market;

•
technological obsolescence, the vulnerability of the global supply chain for cryptocurrency hardware disruption, and difficulty in obtaining new hardware;

•
the possible transition of bitcoin mining algorithms to proof of stake validation;

•
internet disruptions;

•
the possibility of future accounting requirements for transactions involving digital assets;

•
future developments regarding the treatment of digital assets for U.S. federal income and applicable state, local and non-U.S. tax purposes;

Risks Related to This Offering and Our Securities
•
dilution in the book value of securities acquired in this offering and further dilution if we issue additional equity securities in the future.

•
the rights, preferences and privileges of shares of our Series A Preferred Stock;

•
sales of a substantial number of shares of our common stock in the public market;

•
our broad discretion in the use of the net proceeds of this offering and the possibility that such proceeds are not used effectively;

•
volatility in the price of our common stock, regardless of our operating performance;

•
future issuances of shares of our Series A Preferred Stock or other series of preferred stock;

•
our lack of dividend payments in the past and expectation that we will not pay any cash dividends in the foreseeable future;

•
negative publicity about us, our services, operations and our management;

•
existing and future legal proceedings;

•
the possibility that analysts do not publish research or reports about our business, or that they issue an adverse, misleading or otherwise inaccurate opinions regarding our stock;

•
costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies, as well as any failure to establish and maintain adequate internal controls and/or disclosure controls or to recruit, train and retain necessary accounting and finance personnel; and

•
limits under provisions in the Nevada Revised Statutes on the personal liability of our directors and officers and the requirement under our articles of incorporation that we pay amounts incurred by our directors or officers in any such actions.

Risks Related to Our Business
Our business has been, and in the future may be, subject to risks arising from pandemic, epidemic, or an outbreak of diseases, such as the outbreak of the COVID-19 pandemic.
On March 11, 2020, the World Health Organization declared the COVID-19 outbreak to be a pandemic. Since then, COVID-19 has spread across the globe and is impacting worldwide economic activity, including through quarantines, travel bans and restrictions, shelter-in-place orders, shutdowns of businesses, reductions in business activity, supply chain interruptions and overall economic and financial market instability. These measures have impacted, and may further impact, our workforce and operations, as well as the operations of our customers, our partners and our vendors and suppliers. Our critical business operations, including our headquarters, and many of our key suppliers, are located in regions which have been and continue to be impacted by COVID-19. Our customers and suppliers worldwide have also been affected by COVID-19 and may continue to experience material impacts well beyond the end of the pandemic.
Specifically, the manufacture of components of our products, the final assembly of our products, and other critical operations are concentrated in certain geographic locations that have been impacted by COVID-19 and in which local governments continue to take measures to try to contain the pandemic. There is considerable uncertainty regarding the impact of such measures and potential future measures, including restrictions on manufacturing facilities, on our support operations or workforce, or on our customers, partners, vendors and suppliers. Such measures, as well as restrictions on or disruptions of transportation, such as reduced availability or increased cost of air transport, port closures, and increased border controls or closures, could limit our capacity to meet customer demand and have a material adverse effect on our financial condition and results of operations.
The spread of COVID-19 has also caused us to modify our business practices as we comply with state-mandated requirements for safety in the workplace to ensure the health, safety, and welling-being of our employees. These measures include personal protective equipment, social distancing, cleanliness of our facilities, and daily monitoring of the health of employees in our facilities, as well as modifying our policies on employee travel and the cancellation of physical participation in meetings, events, and conferences. We may take further actions in response to the pandemic as may be required by government authorities or that we may determine are in the best interests of our employees, customers, partners, and suppliers. However, we have not developed a specific and comprehensive contingency plan designed to address the challenges and risks presented by the COVID-19 pandemic and, even if and when we do develop such a plan, there can be no assurance that such plan will be effective in mitigating the potential adverse effects on our business, financial condition, and results of operations.
In addition, while the extent and duration of the COVID-19 pandemic on the global economy and our business in particular are difficult to assess or predict, the pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, which may reduce our ability to access capital or our customers’ ability to pay us for past or future purchases, which could negatively affect our working capital and liquidity. A recession or financial market correction resulting from the lack of containment and spread of COVID-19 could impact overall spending, adversely affecting demand for our products and services, our business, and the value of our common stock.
The ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. The extent of the impact of the COVID-19 pandemic on our operational and financial performance, including our ability to execute our business strategies and initiatives in the expected time frame, will depend on future developments, including, but not limited to, the duration and continued spread of the pandemic, its severity, further related restrictions on travel, any reopening plans, the effectiveness of actions taken in the United States and other countries to contain and treat the disease, including, without limitation, the effectiveness and timing of vaccination initiatives in the United States and worldwide and the duration, timing, and severity of the impact on customer spending, including any recession resulting from the pandemic, all of which are uncertain and cannot be predicted. An extended period of global supply chain and economic disruption as a result of the COVID-19 pandemic, even after the pandemic subsides, could have a materially adverse impact on our business, results of operations, access to sources of capital and financial condition, though the full extent and duration of any such impact is also uncertain.
We have a limited operating history and a history of operating losses and negative cash flow, and we may never achieve profitability.
Our limited operating history makes it difficult to evaluate our business and predict our future results of operations. From the company’s inception through December 31, 2020, we sustained $123,570,136 in cumulative net losses, and we had a net loss for the fiscal year ended September 30, 2020 of $23,346,143. We have generated these losses as we attempt to implement our business plan, including expanding our existing products and customer base. We will not achieve profitability unless and until we can develop a substantial and stable revenue base. Our historical product sales have been insufficient to create positive cashflows or profitability, and we cannot say with certainty when we will begin to achieve profitability.
Our future success is difficult to predict because we operate in emerging and evolving industries that are subject to volatile and unpredictable cycles.
The renewable energy, microgrid and related industries are emerging and evolving, which may lead to period to period variability in our operating results and may make it difficult to evaluate our future prospects. Our products and services are based on unique technology that we believe offers significant advantages to our customers, but the markets we serve are in a relatively early stage of development and it is uncertain how rapidly they will develop. It is also uncertain whether our products will achieve high levels of demand and acceptance as these markets grow. If companies and customers in the industries we serve do not perceive or value the benefits of our technologies and products, or if they are unwilling to adopt our products as alternatives to traditional power solutions, the market for our products and services may not develop or may develop more slowly than we expect, which could significantly and adversely impact our operating results.
As a supplier to the renewable energy, microgrid and related industries, we may be subject to business cycles, the timing, length, and volatility of which may be difficult to predict. The cyclical nature of our business may be driven by sudden changes in customers’ manufacturing capacity requirements and spending, which depend in part on capacity utilization, demand for customers’ products, inventory levels relative to demand and access to affordable capital. These changes may affect the timing and amounts of customers’ purchases and investments in technology, and affect our orders, net sales, operating expenses, and net income. In addition, we may not be able to respond adequately or quickly to any declines in demand by reducing our costs. To meet rapidly changing demand in each of the industries we serve, we must effectively manage our resources and production capacity. During periods of decreasing demand for our products, we must be able to appropriately align our cost structure with prevailing market conditions, effectively manage our supply chain, and motivate and retain key employees. During periods of increasing demand for our products, we must have sufficient inventory to fulfill customer orders, effectively manage our supply chain, and attract, retain, and motivate a sufficient number of qualified individuals. If we are not able to timely and appropriately adapt to changes in our business environment or to accurately assess where we are positioned within a business cycle, our business, financial condition, or results of operations may be materially and adversely affected.
The markets in which we participate are highly competitive, and we may be unable to successfully compete.
We compete in the highly competitive market for renewable energy products and microgrid technology and associated services. Evolving industry standards, rapid price changes and product obsolescence impact the market and its various participants, including us. Our competitors include many domestic and foreign companies, most of which have substantially greater financial, marketing, personnel and other resources than we do, which may cause us to be at a competitive disadvantage. Our current competitors or new market entrants could introduce new or enhanced technologies, products or services with features that render our technologies, products or services obsolete, less competitive or less marketable. Our success will be dependent upon our ability to develop products that are superior to existing products and products introduced in the future, and which are cost effective. In addition, we may be required to continually enhance any products that are developed as well as introduce new products that keep pace with technological change and address the increasingly sophisticated needs of the marketplace. Even if our current technologies prove to be commercially feasible, there is extensive research and development being conducted on alternative energy sources that may render our technologies and protocols obsolete or otherwise non-competitive.
We may also be unable to keep pace with the technological demands of the marketplace or successfully develop products that will succeed in the marketplace. Since many of our competitors are larger, well-established companies that have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than us, we are at an inherent competitive disadvantage. We may not have the capital resources available to undertake the research that may be necessary to upgrade our equipment or develop new devices to meet the efficiencies of changing technologies. Our inability to adapt to technological change could have a materially adverse effect on our results of operations.
We rely on a variety of intellectual property rights to protect our technology, and enforcing those rights could disrupt our business operation and divert resources that could ultimately harm our future prospects.
We rely on a combination of trade secrets, confidentiality agreements and procedures and patents to protect our proprietary technologies.
Our business primarily relies upon trade secret laws and contractual restrictions, such as confidentiality agreements and work-for-hire provisions, to protect our technology, know-how and other proprietary information. It may be cost prohibitive for us to seek to enforce such rights through the legal-enforcement mechanisms available to us, and, in any case, such laws and contractual restrictions may not provide meaningful protection to us against the possible unauthorized use, misappropriation or disclosure of such trade secrets.
In relation to our microgrid business, we also own patents that protect our ability to receive data from a plurality of sources within a microgrid, which is then analyzed to forecast power needs across the microgrid, or a combination of multiple ‘fractal’ microgrids, and then determine whether or when to share power with the requesting module. The claims contained in those and any other patents we own may not provide adequate protection for our products and technology. In the absence of patent protection, our competitors may attempt to copy our products or gain access to our trade secrets and know-how. In addition, the laws of foreign countries may not protect our proprietary rights to our technology to the same extent as the laws of the U.S.
In addition, our ongoing expansion of our business, including, in particular, through the development of products, may result in claims of intellectual property infringement, regardless of merit. If an infringement claim or other dispute arises concerning our technology, we could become involved in litigation that might involve substantial cost. Litigation could divert substantial management attention away from our operations and into efforts to enforce our patents, protect our trade secrets or know-how or determine the scope of the proprietary rights of others. If a proceeding resulted in adverse findings, we could be subject to significant liabilities to third parties, and we might also be required to seek licenses from third parties to manufacture or sell our products. Our ability to manufacture and sell our products may also be adversely affected by other unforeseen factors relating to any such proceeding or its outcome.
A significant part of our success will depend on our ability to manage our suppliers and contract manufacturers, and any failure to do so could materially and adversely affect our results of operations and relations with our customers.
We rely upon a limited number of suppliers to provide the components necessary to build our products and contract manufacturers to procure components and assemble our products. There can be no assurance that such key suppliers and contract manufacturers will provide components or products in a timely and cost-efficient manner or otherwise meet our needs and expectations. Any disruption in such key suppliers’ or contract manufacturers could delay our ability to provide our products to our customers. Our ability to manage such relationships and timely replace suppliers and contract manufacturers, if necessary, is critical to our success. Our failure to timely replace our contract manufacturers and suppliers, should that become necessary, could materially and adversely affect our results of operations and relations with our customers. For example, we depend on Pioneer Custom Electrical Products Corp. as a sole source contract manufacturer of our switchgear product lines, and any change in their ability to manufacture and deliver these products could have a significant impact on our results of operations.
Our success is dependent upon our relationships with certain key customers.
We have derived a significant portion of our revenues from a relatively limited number of customers. Collectively, our top two customers accounted for approximately 70% of our sales in the fiscal year ended September 30, 2020. Our dependence on a limited number of customers may continue. The loss of any one of our major customers or decrease in demand by those customers could have a material adverse effect on our business, our results of operations and our cash flows.
We have limited experience selling our distributed energy focused products and solutions for use in residential markets, and our increased efforts in this regard may not be as successful as we expect or at all.
We have been increasing, and expect to continue to increase, our focus on selling our distributed energy focused products and solutions for use in residential developments and to residential customers. Specifically, as a result of our recent acquisition of Solar Watt, we now are beginning to provide solar and alternative energy solutions for homeowners, as well as commercial businesses, and are in the process of developing a proprietary platform to enable integration and optimization of solar, energy storage and back-up generators for residential applications. Historically, however, our products and solutions have been primarily sold into commercial and governmental markets. We have limited experience pursuing the residential markets, and there are unique challenges associated with sales to homeowners and others in the residential market. There can be no assurance that we will be successful in growing profitably (or at all) sales of our residential market focused products and solutions or otherwise achieving success in our efforts in this regard. Further, the success of these efforts will depend on part on expansion of homeowner use of solar energy. To date, solar energy has only achieved limited market acceptance (particularly in regions outside of Southern California, in which regions we intend to expand our services and capabilities), and its continued market acceptance and growth may depend on continued support in the form of performance-based incentives, rebates, tax credits and other incentives from federal, state, local and foreign governments. Additionally, there can be no assurance that we will be able to successfully develop our planned proprietary platform to enable integration and optimization of solar, energy storage and back-up generators for residential applications.
Our solar energy business is concentrated in Southern California, putting us at risk of region-specific disruptions.
Our solar energy customer base is currently concentrated in Southern California, and we expect many of our future solar energy installations to be in California, which could further concentrate our solar energy customer base and operational infrastructure. Accordingly, our business and results of operations are particularly susceptible to adverse economic, regulatory, political, weather and other conditions in California, including the impacts of the COVID-19 pandemic.
If we are the subject of future product defect or liability suits, or our products are subject to a recall, our business and our reputation could be adversely affected.
In the course of our planned operations, we may become subject to legal actions based on a claim that our products are defective in workmanship or have caused personal or other injuries. We may also be subject to lawsuits and other claims in the future if our products malfunction, including, for example, if any of our solar service offerings (such as our racking systems, photovoltaic modules, batteries, inverters, or other products) causes injuries. Because solar energy systems and many of our other current and anticipated products are electricity-producing devices, it is possible that customers or their property could be injured or damaged by our products, whether due to product malfunctions, defects, improper installation or other causes. Further, since our products are used in systems that are made up of components sourced from third party manufacturers, we may be subject to product liability claims even if our products do not malfunction. Additionally, any of our products could be subject to recalls due to product malfunctions or defects.
The successful assertion of product liability claims against us could result in potentially significant monetary damages that could require us to make significant payments, as well as subject us to adverse publicity, damage our reputation and competitive position and adversely affect sales of our systems and other products. We rely on third-party manufacturing warranties, warranties provided by our manufacturing partners and our general liability insurance to cover product liability claims and have not obtained separate product liability insurance. Such warranties and insurance coverage may not be adequate to cover all potential claims. Moreover, even if such warranties and insurance coverage are sufficient, any successful claim could significantly harm our business, reputation, financial condition and results of operations. In addition, product liability claims, injuries, defects or other problems experienced by other companies in the industries in which we operate could lead to unfavorable market conditions for the industry as a whole, and may have an adverse effect on our ability to attract customers and thereby have an adverse effect our growth and financial performance.
We rely heavily on our management team, whose continued service and performance is critical to our future success. Any failure by management to properly manage growth, including hiring and retaining competent and skilled management and other personnel, could have a material adverse effect on our business, operating results, and financial condition.
We currently have five executive officers — our Chief Executive Officer and President, Zachary Bradford, our Chief Financial Officer, Lori Love, our Chief Technology Officer, Amanda Kabak, our Chief Revenue Officer, Amer Tadayon, and S. Matthew Schulz, our Executive Chairman — who are responsible for our management functions and are responsible for strategic development, financing and other critical functions. Some of the members of our management team and our board of directors may not have prior experience in the energy or cryptocurrency mining industries. This lack of experience may impair our management teams’ and directors’ ability to evaluate and make well-informed decisions involving our current operations and any future projects we may undertake in the industries in which we operate. Such impairment and lack of experience could adversely affect our business, financial condition and future operations.
Our future success depends significantly on the continued service and performance of our existing management team. The departure, death, disability or other extended loss of services of any member of our management team, particularly with little or no notice, could cause delays on projects, frustrate our growth prospects and could have an adverse impact on our client and industry relationships, our project exploration and development programs, other aspects of our business and our financial condition, results of operations, cash flow and prospects.
Our success, growth prospects, and ability to capitalize on market opportunities also depend to a significant extent on our ability to identify, hire, motivate and retain qualified managerial personnel, including additional senior members of management. Our growth may be constrained by resource limitations as competitors and customers compete for increasingly scarce human capital resources. The demand for trained software engineers, electrical engineers, professionals familiar with cryptocurrency mining and other skilled workers is currently high. Our competitors may be able to offer a work environment with higher compensation or more opportunities than we can. Any new personnel we hire may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract and retain a sufficient number of skilled personnel, our ability to successfully implement our business plan, grow our company and maintain or expand our product offerings may be adversely affected, and the costs of doing so may increase, which may adversely impact our business, financial condition and results of operations.
Our expansion could also place significant demands on our management, operations, systems, accounting, internal controls and financial resources. If we experience difficulties in any of these areas, we may not be able to expand our business successfully or effectively manage our growth. Any failure by management to manage growth and to respond to changes in our business could have a material adverse effect on our business, financial condition and results of operations.
We have engaged in, and in the future may engage in, strategic acquisitions and other arrangements that could disrupt our business, cause dilution to our stockholders, reduce our financial resources and harm our operating results.
We have previously engaged in strategic transactions, including acquisitions of companies, product lines, technologies and personnel, such as our recent acquisitions of ATL Data Center in December 2020 and Solar Watt in February 2021, and, as part of our growth strategy, in the future, we may seek additional opportunities to expand our product offerings or the markets we serve by pursuing strategic transactions. Our ability to grow through future acquisitions will depend on the availability of, and our ability to identify, suitable acquisition and investment opportunities at an acceptable cost, our ability to compete effectively to attract those opportunities and the availability of financing to complete acquisitions. Future acquisitions may require us to issue common stock that would dilute our current stockholders’ percentage ownership, assume or otherwise be subject to liabilities of an acquired company, record goodwill and non-amortizable intangible assets that will be subject to impairment testing on a regular basis and potential periodic impairment charges, incur amortization expenses related to certain intangible assets, incur large acquisition and integration costs, immediate write-offs, and restructuring and other related expenses, and become subject to litigation. The benefits of an acquisition may also take considerable time to develop, and we cannot be certain that any particular acquisition will produce the intended benefits in a timely manner or to the extent anticipated or at all. We may experience difficulties integrating the operations, technologies, products, and personnel of an acquired company or be subjected to liability for the target’s pre-acquisition activities or operations as a successor in interest. Such integration may divert management’s attention from normal daily operations of our business. Future acquisitions may also expose us to potential risks, including risks associated with entering markets in which we have no or limited prior experience (such as our acquisition of our ATL Data Center subsidiary, in light of its cryptocurrency mining operations), especially when competitors in such markets have stronger market positions, the possibility of insufficient revenues to offset the expenses we incur in connection with an acquisition and potential loss of, or harm to, our relationships with employees, customers, consumers and suppliers as a result of integration of new businesses.
Our business is substantially dependent on utility rate structures and government incentive programs that encourage the use of alternative energy sources. The reduction or elimination of government subsidies and economic incentives for energy-related technologies would harm our business.
We believe that near-term growth of energy-related technologies, including power conversion and solar energy technology, relies partly on the availability and size of government and economic incentives and grants (including, but not limited to, the U.S. Investment Tax Credit and various state and local incentive programs). These incentive programs could be challenged by utility companies, or for other reasons found to be unconstitutional, or could be reduced or discontinued for other reasons, all of which are outside of our control. The reduction, elimination, or expiration of government subsidies and economic incentives could harm our business.
A combination of utility rate structures and government subsidies that encourage the use of alternative energy sources is a primary driver of demand for our products. For example, public utilities are often allowed to collect demand charges on commercial and industrial customers in addition to traditional usage charges. In addition, the federal government and many states encourage the use of alternative energy sources through a combination of direct subsidies and tariff incentives such as net metering for users that use alternative energy sources such as solar power. California also encourages alternative energy technology through its Self-Generation Incentive Program, or SGIP, which offers rebates for businesses and consumers who adopt certain new technologies. Other states have similar incentives and mandates which encourage the adoption of alternative energy sources. Notwithstanding the adoption of other incentive programs, we expect that California will be the most significant market for the sale of our products in the near term. Should California or another state in which we derive a substantial portion of our product revenues in the future change its utility rate structure or eliminate or significantly reduce its incentive programs, demand for our products could be substantially affected, which would adversely affect our business prospects, financial condition and operating results.
In the future, we will require additional financing to sustain and expand our operations, and we may not be able to obtain financing on acceptable terms, or at all, which would have a material adverse effect on our business, financial condition, results of operations, cash flow and prospects.
We have limited capital, and we do not currently generate sufficient cash from our business to fund our operations. Our ability to operate profitably is dependent upon, among other things, generating increased revenue and, when needed, obtaining financing. If we are unable to generate increased revenues, we will be required to raise additional capital to fund operating deficits, pursue our business plans and to finance our operating activities, including through equity or debt financings, which may not be available to us on favorable terms, or at all.
To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest in our company may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt and equity financings, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as redeeming our shares of common stock, making investments, incurring additional debt, making capital expenditures or declaring dividends.
Risks Related to Our Cryptocurrency Mining Operations
Through our recent acquisition of ATL Data Centers LLC (“ATL”) in December 2020, we expanded our business to include bitcoin mining, and we are actively trying to grow our bitcoin mining infrastructure, equipment and capacity. In the future, as we implement our business plan, bitcoin mining is expected to become an increasingly significant portion of our business and our revenues. Our bitcoin mining activities, both now and in the future, may subject us to inherent risks, including the risks described below and elsewhere in this prospectus supplement.
If regulatory changes or interpretations of our activities require our registration as a money services business (an “MSB”) under the regulations promulgated by the Financial Crimes Enforcement Network (“FinCEN”) under the authority of the U.S. Bank Secrecy Act (the “BSA”), or otherwise under state laws, we may incur significant compliance costs, which could be substantial or cost-prohibitive. If we become subject to these regulations, our costs in complying with them may have a material adverse effect on our business and the results of our operations.
To the extent our bitcoin mining activities cause us to be deemed an MSB under the regulations promulgated by FinCEN under the authority of the BSA, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that our cryptocurrency activities cause us to be deemed a “money transmitter” (an “MT”) or be given an equivalent designation, under state law in any state in which we operate, we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the New York State Department of Financial Services maintains a comprehensive “BitLicense” framework for businesses that conduct “virtual currency business activity.” In July 2020, Louisiana enacted the Virtual Currency Businesses Act, becoming the second state after New York to enact a stand-alone virtual currency law. We will continue to monitor for developments in state-level legislation, guidance or regulations applicable to us.
Such additional federal or state regulatory obligations in the United States or obligations that could arise under the regulatory frameworks of other countries may cause us to incur significant expenses, possibly affecting its business and financial condition in a material and adverse manner. Furthermore, we and our service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs or similar obligations in other countries. If we are deemed to be subject to such additional regulatory and registration or licensing requirements, we may be required to substantially alter our bitcoin mining activities and possibly cease engaging in such activities. Any such action may adversely affect our business operations and financial condition and an investment in our company.
Current regulation regarding the exchange of bitcoins under the CEA by the CFTC is unclear; to the extent we become subject to regulation by the CFTC in connection with our exchange of bitcoin, we may incur additional compliance costs, which may be significant.
The Commodity Exchange Act, as amended (the “CEA”) does not currently impose any direct obligations on us related to the mining or exchange of bitcoins. Generally the Commodity Futures Trading Commission (“CFTC”), the federal agency that administers the CEA, regards bitcoin and other cryptocurrencies as commodities. This position has been supported by decisions of federal courts.
However, the CEA imposes requirements relative to certain transactions involving bitcoin and other digital assets that constitute a contract of sale of a commodity for future delivery (or an option on such a contract), a swap, or a transaction involving margin, financing or leverage that does not result in actual delivery of the commodity within 28 days to persons not defined as “eligible contract participants” or “eligible commercial entities” under the CEA (e.g., retail persons). Changes in the CEA or the regulations promulgated by the CFTC thereunder, as well as interpretations thereof and official promulgations by the CFTC may impact the classification of bitcoins and, therefore, may subject them to additional regulatory oversight by the agency. Although the CFTC to date has not enacted regulations governing non-derivative or non-financed, margined or leveraged transactions in bitcoin, it has authority to commence enforcement actions against persons who violate certain prohibitions under the CEA related to transactions in any contract of sale of any commodity, including bitcoin, in interstate commerce (e.g., manipulation and engaging in certain deceptive practices).
We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Any requirements imposed by the CFTC related to our mining activities or our transactions in bitcoin would cause us to incur additional extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us.
Moreover, if our mining activities or transactions in bitcoin were deemed by the CFTC to constitute a collective investment in derivatives for our shareholders, we may be required to register as a commodity pool operator with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.
While no provision of the CEA, or CFTC rules, orders or rulings (except as noted herein) appears to be currently applicable to our business, this is subject to change.
If the SEC considers bitcoin or any other cryptocurrency that we may mine in the future to be a security under U.S. securities laws, we may be required to comply with significant SEC registration and/or other requirements.
In general, novel or unique assets such as bitcoin and other digital assets may be classified as securities if they meet the definition of investment contracts under U.S. law. In recent years, the offer and sale of digital assets other than bitcoin, most notably Kik Interactive Inc.’s Kin tokens and Telegram Group Inc.’s TON tokens, have been deemed to be investment contracts by the SEC. While we believe that bitcoin is unlikely to be considered an investment contract and thus a security under the investment contract definition, we cannot provide any assurances that digital assets that we mine or otherwise acquire or hold for our own account, including bitcoin, will never be classified as securities under U.S. law.
To the extent that any digital asset we have already mined or will mine is deemed a security, the firm may be obligated to comply with registration and/or other requirements by the SEC. This would cause us to incur significant, non-recurring expenses, thereby materially and adversely impacting an investment in us.
If regulations or interpretations change and regulation of bitcoin under the U.S. securities laws or otherwise is promulgated, we may be classified as an investment company.
Current and future legislation and the SEC’s rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoin is treated for classification and clearing purposes. The SEC’s July 25, 2017 Report expressed its view that digital assets may be securities depending on the facts and circumstances. As of the date of this prospectus supplement, we are not aware of any rules that have been proposed to regulate bitcoin as a security, and SEC staff have publicly suggested that bitcoin is not a security for purposes of the Investment Company Act of 1940, as amended (the “1940 Act”), because current purchasers of bitcoin are not relying on the essential managerial and entrepreneurial efforts of others to produce a profit. We cannot be certain, however, as to how future regulatory developments will impact the treatment of bitcoin under the law.
For example, in the event that the bitcoin (or, in the future, any digital assets) held by us, whether as a result of our cryptocurrency mining business or otherwise (including by acquisition), are determined to constitute securities under the U.S. securities laws and such assets exceed 40% of our total assets, exclusive of cash, we would inadvertently become an investment company under the 1940 Act. Classification as an investment company under the 1940 Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time-consuming and restrictive and may require a restructuring of our operations, and we would be very constrained in the kind of business we could engage in as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the 1940 Act. The cost of compliance with the 1940 Act and any other regulations applicable to our cryptomining business would result in our incurring substantial additional expenses, and the failure to properly register with the SEC or otherwise if required would have a materially adverse impact to conduct our operations.
The impact of geopolitical and economic events on the demand for bitcoin is uncertain.
Geopolitical crises may trigger large-scale purchases of bitcoin, which could rapidly increase their prices. This may, however, also increase the likelihood of a subsequent price swing in the opposite direction as crisis-driven purchasing behavior dissipates, ultimately decreasing the value of bitcoins or any other digital asset in our possession. Such risks are similar to the risks of purchasing commodities in generally uncertain times, such as the risk of purchasing, holding or selling gold.
Alternatively, global crises and economic downturns may discourage investment in bitcoin and digital assets in general as investors shift their investments towards less volatile asset classes. Such events could have a material adverse effect on our business, prospects or operations and potentially the value of bitcoin we mine or otherwise acquire or hold for our own account.
The value of bitcoin may be subject to pricing risk and has historically been subject to wide swings. Because we do not currently hedge our investment in bitcoin and do not intend to for the foreseeable future, we may be directly exposed to bitcoin’s price volatility and surrounding risks.
While bitcoin prices are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms, they have historically been volatile and are impacted by a variety of factors. Such factors include, but are not limited to, the worldwide growth in the adoption and use of bitcoins, the maintenance and development of the open source software protocol of the bitcoin network, changes in consumer demographics and public tastes, fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Furthermore, pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of bitcoin, or our share price, making prices more volatile or creating “bubble” type risks.
Currently, we do not use a formula or specific methodology to determine whether or when we will sell bitcoin that we hold, or the number of bitcoins we will sell. Rather, decisions to hold or sell bitcoins in our inventory are currently determined by individuals analyzing forecasts and monitoring the market in real time. Such decisions, however well-informed, may result in untimely sales and even losses, adversely affecting an investment in us. At this time, we do not anticipate engaging in any hedging activities related to our holding of bitcoin; this could expose us to substantial decreases in the price of bitcoin.
The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.
The development and acceptance of competing blockchain platforms or technologies may cause consumers to abandon bitcoin. As we exclusively mine, and expect to exclusively mine bitcoin, we could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto. This could prevent us from realizing the anticipated profits from our investments. Such circumstances could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin we mine or otherwise acquire or hold for our own account, and harm investors.
Bitcoin faces significant challenges with scaling which, if not overcome, may lead to high fees or slow transaction settlement times.
Bitcoin is presently limited with respect to how many transactions can occur per second. Developers and contributors in the bitcoin ecosystem debate potential solutions to increasing the average number of transactions per second that networks can handle. Some have implemented mechanisms or are researching ways to increase scale, such as increasing the allowable sizes of blocks, and therefore the number of transactions per block, which would increase the number of transactions that could occur per second. However, it is uncertain how long those mechanisms being explored to increase the scale of settlement of bitcoin transactions will take to become effective, if at all. Any failure to improve bitcoin settlement times could materially affect the price of bitcoin and, as a result, adversely affect an investment in us.
Bitcoin is subject to halving; the reward for successfully solving a block will halve several times in the future and its value may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts.
Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a Proof-of-Work consensus algorithm. In an event referred to as bitcoin “halving,” the bitcoin reward for mining any block is cut in half. For example, the mining reward for bitcoin declined from 12.5 to 6.25 bitcoin on May 11, 2020. This process is scheduled to occur once every 210,000 blocks, or roughly four years, until the total amount of bitcoin rewards issued reaches 21 million, which is expected to occur around 2140. Once 21 million bitcoin are generated, the network will stop producing more. Currently, there are more than 18 million bitcoin in circulation. While bitcoin prices have had a history of price fluctuations around halving events, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining reward. If a corresponding and proportionate increase in the price of bitcoin does not follow these anticipated halving events, the revenue from our mining operations would decrease, and we may not have an adequate incentive to continue mining and may cease mining operations altogether, which may adversely affect an investment in us.
Furthermore, such reductions in bitcoin rewards for uncovering blocks may result in a reduction in the aggregate hash rate of the bitcoin network as the incentive for miners decreases. Miners ceasing operations would reduce the collective processing power on the network, which would adversely affect the confirmation process for transactions and make the bitcoin network more vulnerable to malicious actors or botnets obtaining control in excess of 50 % of the processing power active on the blockchain. Such events may adversely affect our activities and an investment in us.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the bitcoin network, such actor or botnet could manipulate the network to adversely affect us, which would adversely affect an investment in us.
If a malicious actor or botnet, a collection of computers controlled by networked software coordinating the actions of the computers, obtains over 50% of the processing power dedicated to mining bitcoin, such actor may be able to construct fraudulent blocks or prevent certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude or modify the order of transactions, though it could not generate new units or transactions using such control. The malicious actor could also “double-spend”, or spend the same bitcoin in more than one transaction, or it could prevent transactions from being validated. In certain instances, reversing any fraudulent or malicious changes made to the bitcoin blockchain may not be possible.
Although there are no known reports of malicious activity or control of blockchains achieved through controlling over 50% of the processing power on the bitcoin network, it is believed that certain mining pools may have exceeded, and could exceed, the 50% threshold on the bitcoin network. This possibility creates a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions. To the extent that the bitcoin ecosystem, and the administrators of mining pools, do not have adequate controls and responses in place, the risk of a malicious actor obtaining control of the processing power may increase. If such an event were to occur, it could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin we mine or otherwise acquire or hold for our own account, and harm investors.
Our reliance on a third party mining pool service provider for our mining revenue payouts may adversely affect an investment in us.
We currently rely on Antpool, an open access mining pool that supports ten cryptocurrencies including bitcoin, to receive our mining rewards and fees from the network. We do not anticipate participating in any other mining pool now or in the future; however, Antpool has the sole discretion to modify the terms of our agreement at any time, and, therefore, our future rights and relationship with Antpool may change. In general, mining pools allow miners to combine their computing and processing power, increasing their chances of solving a block and getting paid by the bitcoin network. The rewards, distributed proportionally to our contribution to the pool’s overall mining power, are distributed by the pool operator. Should Antpool’s pool operator system suffer downtime due to a cyber-attack, software malfunction or other similar issues, it will negatively impact our ability to mine and receive revenue. Furthermore, while we receive daily reports from Antpool detailing the total processing power provided to the pool and the proportion of that total processing power we provided to determine the distribution of rewards to us, we are dependent on the accuracy of Antpool’s record keeping. Therefore, we have little means of recourse against Antpool’s operator if we determine the proportion of the reward paid out to us by the mining pool operator is incorrect, other than leaving the pool. If we are unable to consistently obtain accurate proportionate rewards from Antpool, we may experience reduced rewards for our efforts, which would have an adverse effect on our business and operations.
Bitcoins and other digital assets we mine or hold for our own account may be subject to loss, theft or restriction on access.
There is a risk that some or all of our bitcoins could be lost or stolen. Bitcoins are stored in and accessed by cryptocurrency sites commonly referred to as “wallets.” A hot wallet refers to any cryptocurrency wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in cold storage, but they are also more susceptible to hackers and other technical vulnerabilities. Cold storage refers to any cryptocurrency wallet that is not connected to the Internet. Cold storage is generally more secure than hot storage, but is not ideal for quick or regular transactions. When we keep our bitcoin in cold storage, and we may experience lag time in our ability to respond to market fluctuations in the price of our cryptocurrency assets.
We currently mine bitcoin by contributing to and benefiting from Antpool processing power. Our share of bitcoins mined from Antpool are initially received by us in a hot wallet we control. These bitcoins are then transferred to wallets maintained by Coinbase Inc., a U.S. based digital assets exchange, which keeps approximately 98% of digital assets under its custody in cold storage. Bitcoins we mine or hold for our own account may be subject to loss, theft or restriction on access. Hackers or malicious actors may launch attacks to steal, compromise or secure bitcoins, such as by attacking the bitcoin network source code, exchange miners, third-party platforms (including Coinbase), cold and hot storage locations or software, or by other means. We may be in control and possession of substantial holdings of bitcoin, and as we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Any of these events may adversely affect our operations and, consequently, our investments and profitability.
The loss or destruction of private keys required to access our bitcoins may be irreversible. Our loss of access to our private keys or our experience of a data loss relating to our bitcoins could adversely affect an investment in us.
Bitcoins may only be controlled by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held. We publish the public key relating to digital wallets in use when we verify the receipt or transfers of bitcoins to and from our wallets and disseminate such information into the network on an anonymous basis, but we safeguard the private keys relating to such digital wallets. Digital asset exchanges, such as Coinbase, where we hold our bitcoin engage in similar practices. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our bitcoins and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our bitcoins whether by us or digital asset exchanges where we hold our bitcoin, could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin we mine or otherwise acquire or hold for our own account.
Incorrect or fraudulent bitcoin transactions may be irreversible.
Bitcoin transactions are irreversible, and stolen or incorrectly transferred bitcoins may thus be irretrievable. While we exchange our bitcoins directly for U.S. dollars on Coinbase and do not presently use, or expect to use, our bitcoins for any other transactions, any incorrectly executed or fraudulent cryptocurrency transactions may still adversely affect our investments and assets.
Forks in the bitcoin network may occur in the future, which may affect the value of bitcoins held by us.
A small group of contributors can propose refinements or improvements to the bitcoin network’s source code that alter the protocols and software that govern the bitcoin network and the properties of bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoin. This is known as a “fork.” In the event a developer or group of developers proposes modifications to the bitcoin network that are not accepted by a majority of miners and users, but that is nonetheless accepted by a substantial plurality of miners and users, two or more competing and incompatible blockchain implementations could result. This is known as a “hard fork.”
The value of bitcoin after the creation of a fork is subject to many factors, including, but not limited to, the value of the fork product, market reaction to the creation of the fork product, and the occurrence of forks in the future. As such, existing forks, such as Bitcoin Cash and Bitcoin Gold, and future forks may have a negative effect on bitcoin’s value and may adversely affect an investment in us.
The open source structure of the bitcoin network protocol means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the bitcoin network and an investment in us.
As an open source project, bitcoin does not generate revenues for its contributors, and contributors are generally not compensated for maintaining and updating the bitcoin network protocol. The lack of guaranteed financial incentives for contributors to maintain or develop the bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the bitcoin network may reduce incentives to address the issues adequately or in a timely manner. To the extent that contributors may fail to adequately update and maintain the bitcoin network protocol, it could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in cryptocurrency-related activities.
A number of companies that engage in bitcoin and/or other cryptocurrency-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. To the extent that such events may happen to us, they could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.
Our interactions with the bitcoin network may expose us to SDN or blocked persons or cause us to violate provisions of law that did not contemplate distributed ledger technology.
The Office of Financial Assets Control of the US Department of Treasury requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. However, because of the pseudonymous nature of blockchain transactions, we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s SDN list. We also may not be adequately capable of determining the ultimate identity of the persons with whom we transact with respect to participating in Antpool and selling bitcoin.
The digital asset exchanges on which cryptocurrencies, including bitcoin, trade are relatively new and largely unregulated, and thus may be exposed to fraud and failure. Such failures may result in a reduction in the price of bitcoin and other cryptocurrencies and can adversely affect an investment in us.
Digital asset exchanges on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated. Many digital exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, cryptocurrency exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading.
A lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in digital asset networks and result in greater volatility in cryptocurrency values. These potential consequences of a digital asset exchange’s failure could adversely affect an investment in us.
We may not have adequate sources of recovery if our digital assets are lost, stolen or destroyed.
We rely on Coinbase to custody our bitcoins. If our bitcoins are lost, stolen or destroyed under circumstances rendering a party, including Coinbase, liable to us, the responsible party may not have the financial resources sufficient to satisfy our claim. For example, as to a particular event of loss, the only source of recovery for us might be limited, to the extent identifiable, to other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of ours.
Bitcoins held by us are not subject to FDIC or SIPC protections.
We do not hold our bitcoins with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”), and, therefore, our bitcoins are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. As a result, we may suffer a loss with respect to our bitcoins that is not covered by insurance, and we may not be able to recover any of our carried value in these bitcoins if they are lost or stolen or suffer significant and sustained reduction in conversion spot price. If we are not otherwise able to recover damages from a malicious actor in connection with these losses, our business and results of operations may suffer, which may have a material negative impact on our stock price.

The limited rights of legal recourse available to us expose us and our investors to the risk of loss of our bitcoins for which no person is liable.
At this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen cryptocurrency. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our business, prospects or operations of and potentially the value of any bitcoin we mine or otherwise acquire or hold for our own account.
The sale of our bitcoins to pay for expenses at a time of low bitcoin prices could adversely affect an investment in us.
We may sell our bitcoins to pay for expenses on an as-needed basis, irrespective of then-current prices. Consequently, we may sell our bitcoins at a time when bitcoin prices on Coinbase are low, which could adversely affect an investment in us. At this time, we do not mitigate against the potential for decreasing price by engaging in hedging activities related to our bitcoin holdings. See “The value of bitcoin may be subject to pricing risk and has historically been subject to wide swings. Because we do not currently hedge our investment in bitcoin and do not intend to for the foreseeable future, we may be directly exposed to bitcoin’s price volatility and surrounding risks” above.
Demand for bitcoin is driven, in part, by its status as a prominent and secure cryptocurrency. It is possible that a cryptocurrency other than bitcoin could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoins.
Bitcoin holds a “first-to-market” advantage over other cryptocurrencies. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest combined mining power in use. Nonetheless, another form of cryptocurrency could become materially popular due to either a perceived or exposed shortcoming of the bitcoin network or a perceived advantage of another form of digital currency. If another form of digital currency obtains significant market share, this could reduce the interest in, and value of, bitcoin and the profitability of our bitcoin operations.
Our mining costs may be in excess of our mining revenues, which could seriously harm our business and adversely impact an investment in us.
Mining operations are costly and our expenses may increase in the future. Increases in mining expenses may not be offset by corresponding increases in revenue. Our expenses may become greater than we anticipate, and our investments to make our business more cost-efficient may not succeed. Increases in our costs without corresponding increases in our revenue would adversely affect our profitability and could seriously harm our business and an investment in us.
The properties included in our mining operation may experience damages, including damages that are not covered by insurance.
Our current mining operation in the state of Georgia is, and any future mines we establish will be, subject to a variety of risks relating to physical condition and operation, including:
•
construction or repair defects or other structural or building damage;

•
any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;

•
any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms; and

•
claims by employees and others for injuries sustained at our properties.

While our mining site is equipped with the standard certifications of a traditional data center, including requiring a key card for access to the building, our mining site could still be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster or by a terrorist or other attack on the mine. The security and other measures we take to protect against these risks may not be sufficient or effective.

We are subject to risks associated with our need for significant electrical power.
The operation of a bitcoin mine can require massive amounts of electrical power. Any mine we currently operate or establish in the future can only be successful if we can continue to obtain sufficient electrical power for that mine on a cost-effective basis. To the extent that we establish multiple mines, there may be significant competition for suitable mine locations, and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision or electricity to mining operations.
Additionally, our mines could be materially adversely affected by a power outage. Although we maintain backup generators on site, it would not be feasible to run miners on back-up power generators in the event of a government restriction on electricity or a power outage. To the extent we are unable to receive adequate power supply and are forced to reduce or cease our operations due to the availability or cost of electrical power, our business would be adversely affected.
Our operations and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies.
We compete with other users and/or companies that are mining cryptocurrencies and other potential financial vehicles, including securities backed by or linked to cryptocurrencies. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in other financial vehicles, or to invest in cryptocurrencies directly, which could limit the market for our shares and reduce their liquidity. The emergence of other financial vehicles and exchange-traded funds have increased scrutiny on cryptocurrencies, and such scrutiny could be applicable to us and impact our ability to successfully establish or maintain a public market for our securities. Such circumstances could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin we mine or otherwise acquire or hold for our own account, and harm investors.
To the extent that the profit margins of bitcoin mining operations are not high, operators of bitcoin mining operations are more likely to immediately sell bitcoin rewards earned by mining in the market, thereby constraining the growth of the price of bitcoin.
Bitcoin mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation ASIC servers. Currently, new processing power is predominantly added by incorporated and unincorporated professionalized mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this specialized hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than those prior and have more defined and regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to maintain profit margins on the sale of bitcoin. To the extent the price of bitcoin declines and such profit margin decreases, professionalized miners will be pressured to immediately sell bitcoin earned from mining operations, whereas it is believed that smaller, individual operations in past years were more likely to hold newly mined bitcoin for lengthier periods. The immediate selling of newly mined bitcoin greatly increases the trading volume of bitcoin, creating downward pressure on the market price of bitcoin.
There are risks related to technological obsolescence, the vulnerability of the global supply chain for cryptocurrency hardware disruption, and difficulty in obtaining new hardware which may have a negative effect on our business.
Our mining operations can only be successful and ultimately profitable if the costs, including hardware and electricity costs, associated with mining bitcoin are lower than the price of a single bitcoin. As our mining facility operates, our miners experience ordinary wear and tear, and may also face more significant malfunctions caused by a number of extraneous factors beyond our control. The degradation of our miners will require us to, over time, replace those miners which are no longer functional. Additionally, as the technology evolves, we may be required to acquire newer models of miners to remain competitive in the market. This upgrading process requires substantial capital investment, and we may face challenges in doing so on a timely and cost-effective basis.
Further, the global supply of miners is unpredictable and presently heavily dependent on China, which in 2020 was severely affected by the emergence of the COVID-19 coronavirus global pandemic. We currently utilize several types of ASIC miners as part of our mining operation, including Bitmain Antminers, Avalon miners and MicroBT WhatMiners, which are all produced in China and Malaysia. Geo-political matters, including the U.S. relationship with China, may impact our ability to import ASIC miners. As a result, we may not be able to obtain adequate replacement parts for our existing miners or obtain additional miners from manufacturers on a timely basis. Such events could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin we mine or otherwise acquire or hold for our own account, and harm investors.
There is a possibility of bitcoin mining algorithms transitioning to proof of stake validation and other mining related risks, which could make us less competitive and ultimately adversely affect our business and an investment in us.
Proof of stake is an alternative method in validating cryptocurrency transactions. Should the bitcoin mining algorithm shift from a proof of work validation method to a proof of stake method, mining would require less energy and may render any company that maintains advantages in the current climate (for example, from lower priced electricity, processing, real estate, or hosting) less competitive. As a result of our efforts to optimize and improve the efficiency of our bitcoin mining operations, we may be exposed to the risk in the future of losing the benefit of our capital investments and the competitive advantage we hope to gain and may be negatively impacted if a switch to proof of stake validation were to occur. Such events could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin we mine or otherwise acquire or hold for our own account.
We may face risks of Internet disruptions, which could have an adverse effect on not only the price of bitcoin but our ability to mine bitcoin.
A disruption of the Internet may adversely affect the use of cryptocurrencies, including bitcoin. Generally, cryptocurrencies and our business of mining bitcoin is dependent upon the Internet. A significant disruption in Internet connectivity could disrupt bitcoin’s network operations until the disruption is resolved and have an adverse effect on the price of bitcoin and our ability to mine bitcoin.
Since there has been limited precedent set for financial accounting of digital assets, including bitcoin, it is unclear how we will be required to account for transactions involving digital assets.
Because there has been limited precedent set for the financial accounting of cryptocurrencies and related revenue recognition and no official guidance has yet been provided by the Financial Accounting Standards Board or the SEC, it is unclear how companies may in the future be required to account for cryptocurrency transactions and assets and related revenue recognition. A change in regulatory or financial accounting standards or interpretation by the SEC could result in changes in our accounting treatment and the necessity to restate our financial statements. Such a restatement could adversely impact the accounting for the bitcoins we hold and bitcoin transactions and, more generally, negatively impact our business, prospects, financial condition and results of operations.
Future developments regarding the treatment of digital assets for U.S. federal income and applicable state, local and non-U.S. tax purposes could adversely impact our business.
Due to the new and evolving nature of digital assets and the absence of comprehensive legal guidance with respect to digital assets and related transactions, many significant aspects of the U.S. federal income and applicable state, local and non-U.S. tax treatment of transactions involving digital assets, such as the purchase and sale of bitcoin and the receipt of staking rewards and other digital asset incentives and rewards products, are uncertain, and it is unclear what guidance may be issued in the future with respect to the tax treatment of digital assets and related transactions.

Current IRS guidance indicates that for U.S. federal income tax purposes digital assets such as bitcoins should be treated and taxed as property, and that transactions involving the payment of bitcoins for goods and services should be treated in effect as barter transactions. The IRS has also released guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to taxable income and guidance with respect to the determination of the tax basis of digital currency. However, current IRS guidance does not address other significant aspects of the U.S. federal income tax treatment of digital assets and related transactions. Moreover, although current IRS guidance addresses the treatment of certain forks, there continues to be uncertainty with respect to the timing and amount of income inclusions for various crypto asset transactions, including, but not limited to, staking rewards and other crypto asset incentives and rewards products. While current IRS guidance creates a potential tax reporting requirement for any circumstance where the ownership of a bitcoin passes from one person to another, it preserves the right to apply capital gains treatment to those transactions, which is generally favorable for investors in bitcoin.
There can be no assurance that the IRS will not alter its existing position with respect to digital assets in the future or that other state, local and non-U.S. taxing authorities or courts will follow the approach of the IRS with respect to the treatment of digital assets such as bitcoins for income tax and sales tax purposes. Any such alteration of existing guidance or issuance of new or different guidance may have negative consequences including the imposition of a greater tax burden on investors in bitcoin or imposing a greater cost on the acquisition and disposition of bitcoin, generally; in either case potentially having a negative effect on the trading price of bitcoin or otherwise negatively impacting our business. In addition, future technological and operational developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income and applicable state, local and non-U.S. tax purposes.
Risks Related to This Offering and Our Securities
If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.
Investors purchasing shares of common stock in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per share of our common stock prior to this offering. After giving effect to the sale of shares of our common stock in this offering at the public offering price of $      per share, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2020 would have been approximately $      million or approximately $      per share. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution of $      per share, representing the difference between the public offering price of $      per share and our as adjusted net tangible book value as of December 31, 2020 after giving effect to this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.
You will experience further dilution if we issue additional equity securities in the future.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. In addition, as of December 31, 2020, approximately 2,223,136 shares of common stock that are subject to outstanding options or warrants or reserved for future issuance under our equity incentive plans are eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules and Rule 144 and Rule 701 under the Securities Act. To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.
We currently have 35,000,000 authorized shares of common stock, of which 24,771,742 were issued and outstanding on March 9, 2021. Our board of directors has authority, based upon shareholder approval provided on July 16, 2020, to increase our shares of authorized common stock without the further approval of our shareholders, at any time or times on or before July 16, 2021, by up to an aggregate of 50,000,000 authorized shares, and our board of directors may exercise such right in connection with this offering or otherwise.
Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options and warrants, or the perception that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future. Additionally, the market price of our common stock could decline as a result of sales by, or the perceived possibility of sales by, our existing stockholders of shares of our common stock in the market after this offering. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.
We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.
We expect to receive net proceeds of $      million from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds from this offering for working capital and general corporate purposes, including infrastructure expansion, the acquisition of additional cryptocurrency miners and further development of our mVoult product lines, as well as acquisitions or strategic investments in complimentary businesses, products, services or technologies, although we do not currently have any plans or commitments for any such acquisitions or investments. Our management will have considerable discretion in the application of such net proceeds and could spend the proceeds in ways with which you may not agree. We may not invest the proceeds of this offering effectively or in a manner that yields a favorable or any return and, consequently, this could result in financial losses that could have a material and adverse effect on our business or cause the market price of our common stock to decline.
The price of our common stock has been, and may continue to be, volatile and could fluctuate or decline significantly, regardless of our operating performance.
The market price of our common stock has been, and may continue to be, highly volatile. Given the continued uncertainty surrounding many variables that may affect our business and the industry in which we operate, our ability to foresee results for future periods is limited. This variability could affect our operating results and thereby adversely affect our stock price. Many factors that contribute to this volatility are beyond our control and may cause the market price of our common stock to change, regardless of our operating performance. Factors that could cause fluctuation in our stock price may include, among other things:
•
technological innovations or new products and services by us or our competitors;

•
government regulation of our products and services;

•
the establishment of partnerships with other technology companies;

•
intellectual property disputes;

•
additions or departures of key personnel;

•
sales of our common stock;

•
the trading price of bitcoin;

•
our ability to integrate operations, technology, products and services;

•
our ability to execute our business plan;

•
loss of any strategic relationship;

•
industry developments;

•
general economic, market and political conditions;

•
current and future litigation and negative publicity;

•
period-to-period fluctuations in our financial results or those of companies that are perceived to be similar to us, including financial results that are below our or such other companies’ expectations and estimates; and

•
other risks, uncertainties and factors described under the caption “Risk Factors” in this prospectus supplement, and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference.

Because we have limited revenues to date, if any of these or other factors materializes, our stock price may fluctuate or decline significantly.
Specifically, the trading price of our common stock may already be correlated, and, in the future, as we expand our cryptocurrency mining business, may be increasingly correlated, to the trading prices of bitcoin. Bitcoin and other cryptocurrency market prices, which have historically been volatile and are impacted by a variety of factors (including those discussed below), are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or our share price, inflating and making their market prices more volatile or creating “bubble” type risks for the trading price of bitcoin.
In addition, the stock markets in general have often experienced volatility, including, most recently, in the wake of COVID-19, that has sometimes been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations have caused, and may continue to cause, the trading price of our common stock to decline. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, financial condition, results of operations, cash flow and prospects, and on the market price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation of this type may be expensive to defend and may divert our management’s attention and resources from the operation of our business.
Our outstanding shares of Series A Preferred Stock have, and, in the future, we may issue additional shares of our Series A Preferred Stock or other series of preferred stock that have, rights, preferences and privileges that may adversely affect the common stock.
We are authorized to issue 10,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors. Our board of directors is empowered, without shareholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock. As of March 9, 2021, we had designated 2,000,000 shares as Series A Preferred Stock, of which 1,750,000 shares of Series A Preferred Stock were outstanding. Under the terms of the Certificate of Designations for our Series A Preferred Stock, holders of shares of Series A Preferred Stock are entitled to vote together with the holders of common stock on all matters submitted to stockholders, with each share of Series A Preferred Stock entitled to 45 votes. The outstanding shares of our Series A Preferred Stock represented approximately 75% of the voting power of our outstanding shares as of March 9, 2021 and, immediately following this offering, will represent a substantial majority of the voting power of our outstanding shares. As a result, the holders of Series A Preferred Stock are able to take action without the approval of other holders of our common stock and have historically done so through action by written consent. The holders of our Series A Preferred Stock have voting control over matters requiring stockholder approval, including amending our articles of incorporation and approval of significant corporate transactions, which could make the approval of certain transactions impossible without the support of such holders. In addition, holders of Series A Preferred Stock are also entitled to quarterly dividends, payable in cash or common stock, a liquidation preference on the stated value of $0.02 per share plus any accumulated but unpaid dividends, and the right to have each share of Series A Preferred Stock redeemed for three shares of common stock in the event of a change of control.
We may in the future issue additional series of preferred stock, and depending on the rights, preferences and privileges attributable to any designated series of preferred stock, the issuance of preferred stock could further reduce the relative voting rights and powers of the common stock and the portion of our assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the common stock. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the company, to the detriment of the investors in the common stock offered hereby. We cannot assure you that we will not issue additional shares of our preferred stock.
We have not paid dividends in the past and do not anticipate paying cash dividends in the foreseeable future.
We have never declared or paid any cash dividends with respect to our common stock and do not intend to pay any cash dividends in the foreseeable future. We currently plan to retain any future earnings to market our products, cover operating costs and otherwise fund the growth of our business. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future. There is no guarantee that our common stock will appreciate in value or even maintain the price at which a stockholder purchased such stockholder’s shares.
Negative publicity about us, our services, operations and our management has adversely affected and may in the future continue to adversely affect our reputation and business.
We have from time to time received negative publicity, which may be the result of malicious harassment, unfair competition acts or short selling practices by third parties. For example, a short seller recently published a report on January 14, 2021 with certain negative opinions regarding us, including as to alleged related party transactions, our management team and our financial condition, which resulted in plaintiffs’ firms issuing press releases seeking to initiate a class action lawsuit against us and reputational harm to us. We responded publicly stating that the allegations in the short seller report are unfounded. The allegations in the short seller report have already caused and, in the future, any such short seller report may cause us to expend a significant amount of management and financial resources reviewing and responding to such allegations, repairing reputational harm and defending the company from shareholder suits prompted by such allegations. See “We are currently engaged in legal proceedings with an existing investor and recently became the subject of a shareholder class action, and may be subject to shareholder litigation in the future; our costs of defending such litigation, arbitration and other proceedings and any adverse outcome of such litigation, arbitration or other proceeding may have a material adverse effect on our business and the results of our operations” below. Furthermore, our stock price decreased from $39.76 per share at the opening of trading on January 14, 2021, the date of the publication of the short seller report, to $31.15 at the closing of trading on January 15, 2021, the next trading day. Allegations like those contained in the short seller report, even where entirely without merit or any basis in fact, can be difficult to refute, and the adverse impact on us was and, in the future, may be severe regardless of our efforts to counteract the adverse publicity. In addition to the significant time and financial expense that may result from negative publicity like the publicity we received following the recent short seller report, we could even become subject to government or regulatory investigation. Additionally, as indicated above, our brand and business reputation may be materially and adversely affected as a result of any negative publicity, which, in turn, may cause us to lose market share, customers, suppliers and other third parties with which we conduct business. As a result, our financial position or operating results may be adversely affected and the market price of the common stock may be adversely impacted.

We are currently engaged in legal proceedings with an existing investor and recently became the subject of a shareholder class action, and may be subject to shareholder litigation in the future; our costs of defending such litigation, arbitration and other proceedings and any adverse outcome of such litigation, arbitration or other proceeding may have a material adverse effect on our business and the results of our operations.
We are currently, and may from time to time in the future be, involved in and subject to material litigation and other legal proceedings. In particular, on January 20, 2021, a purported shareholder of our company, individually and on behalf of all others similarly situated (together, the “Class”), filed a putative class action complaint (the “Class Complaint”) in the United States District Court for the Southern District of New York against us and certain members of our executive management team. The Class Complaint alleges that, between December 31, 2020 and January 14, 2021, we and certain members of our executive management team failed to disclose certain material information to investors and that, as a result of the foregoing, our positive statements about our business, operations, and prospects were materially misleading and/or lacked a reasonable basis. The claims made in the Class Complaint appear to be derived from a short seller report that was published about us. See “Negative publicity about us, our services, operations and our management has adversely affected and may in the future continue to adversely affect our reputation and business” above for a description of the short seller report.
In addition, we are engaged in legal proceedings with an existing investor (the “Investor”) in the United States District Court for the Southern District of New York, as well as in a JAMS arbitration in the United States Virgin Islands, pertaining to disputes as to rights purportedly held by the Investor under certain agreements the Investor entered into with us. The dispute with the Investor involves a variety of claims, including that we breached our contractual obligations when we (i) filed a Form 8-K filed concerning a July 20, 2020 securities purchase agreement without the Investor’s review and approval, and (ii) on more than one occasion (including in connection with this offering) did not provide the Investor with proper notice and certain required information related to the Investor’s contractual right of first refusal. The Investor claims that each of these alleged failures by us results in certain “trigger events” and “events of default” under the Investor’s agreements with us, and the Investor has asserted that it is entitled to a variety of remedies, including the issuance to such Investor of a significant number of shares of common stock (which would result in dilution to existing investors and investors in this offering), the right to cause us to sell assets of our company and monetary damages. We have filed responses denying the Investor’s claims and asserting counterclaims against the Investor. We also filed for emergency injunctive relief in the JAMS arbitration, seeking, among other things, an order temporarily enjoining the Investor from continuing to pursue certain remedies, which relief was granted. Although the ultimate outcome of these matters cannot be determined with certainty, we believe that claims raised by the Investor are without merit, and we intend to both vigorously defend ourselves and prosecute our counterclaims. Furthermore, we believe that we have fully complied with our obligations under the provisions of the agreements we entered into with the Investor, including as to the Investor’s purported rights of first refusal in respect of this and our prior offering. However, no assurance can be given as to the outcome of our legal proceedings with the Investor, and, in the event we do not prevail, our business, financial condition and results of operations and the trading price of our common stock could be materially adversely affected.
For additional information regarding the Class proceedings and the proceedings involving the Investor, see “Legal Proceedings” in our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020.
More generally, regardless of their merit, legal proceedings in which we are involved can be expensive and time consuming and can divert our resources and management’s attention from our primary business operations. The results of any such legal proceedings also cannot be predicted with certainty, and any such legal proceedings could also result in negative publicity, which could harm customer and public perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable.
If securities or industry analysts do not publish or do not continue to publish research or reports about our business, or if they issue an adverse, misleading or otherwise inaccurate opinion regarding our stock, our stock price and trading volume could decline.
The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us, our business and the industry in which we operate. If any of the analysts who cover us now or in the future issues an adverse, misleading or otherwise inaccurate opinion regarding our business, acquisition activities or stock, our stock price would likely decline. If one or more of these analysts cease to cover our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause our stock price or trading volume to decline. Adverse, misleading, or inaccurate research reports, could cause significant price and volume fluctuations, which may materially and adversely affect the market price of our stock.
We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; any failure to establish and maintain adequate internal controls and/or disclosure controls or to recruit, train and retain necessary accounting and finance personnel could have an adverse effect on our ability to accurately and timely prepare our financial statements and otherwise make timely and accurate public disclosure.
As a public company, we incur significant administrative, legal, accounting and other burdens and expenses beyond those of a private company, including public company reporting obligations and Nasdaq listing requirements. In particular, we have needed, and continue to need, to enhance and supplement our internal accounting resources with additional accounting and finance personnel with the requisite technical and public company experience and expertise to enable us to satisfy such reporting obligations. Any failure to maintain an effective system of internal controls (including internal control over financial reporting) could limit our ability to report our financial results accurately and on a timely basis, or to detect and prevent fraud and could expose us to regulatory enforcement action and shareholder claims.
Furthermore, as a non-accelerated filer under the Exchange Act, we are not required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, but we are required to document and test our internal control procedures and prepare annual management assessments of the effectiveness of our internal control over financial reporting. Therefore, our internal controls over financial reporting will not receive the level of review provided by the process relating to the auditor attestation included in annual reports of issuers that are subject to the auditor attestation requirements, which may adversely impact market perception of our business and our common shares. Our assessments must include disclosure of identified material weaknesses in our internal control over financial reporting. The existence of one or more material weaknesses could affect the accuracy and timing of our financial reporting. Testing and maintaining internal control over financial reporting involves significant costs and could divert management’s attention from other matters that are important to our business. Additionally, we may not be successful in remediating any deficiencies that may be identified. If we are unable to remediate any such deficiencies or otherwise fail to establish and maintain adequate accounting systems and internal control over financial reporting, or we are unable to continue to recruit, train and retain necessary accounting and finance personnel, we may not be able to accurately and timely prepare our financial statements and otherwise satisfy our public reporting obligations.
During our fiscal year ended September 30, 2020, we identified a material weakness in our internal controls, and such weakness may continue or additional material weaknesses may occur in the future. Specifically, our management conducted an assessment of the effectiveness of our internal control over financial reporting as of September 30, 2020. Based on this assessment, our management concluded that, as of September 30, 2020, our internal control over financial reporting was not effective. Based on management’s assessment, we lack adequate controls over information technology, and, due to the limited number of personnel in the company, there are inherent limitations to segregation of duties amongst personnel to perform adequate oversight. Furthermore, our management concluded that, as of September 30, 2020, our disclosure controls were not effective because of the material weakness in our internal control over financial reporting. Any inaccuracies in our financial statements or other public disclosures (in particular, if resulting in the need to restate previously filed financial statements), or delays in our making required SEC filings, whether as a result of the lack of effectiveness of our internal control over financial reporting or disclosure controls and procedures or otherwise, could have a material adverse effect on the confidence in our financial reporting, our credibility in the marketplace and the trading price of our common shares.
We qualify as a smaller reporting company, and, under the smaller reporting company rules, we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results of operations and financial prospects.
Currently, we qualify as a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act. We have elected to provide disclosure under the smaller reporting company rules and, therefore, are subject to decreased disclosure obligations in our filings with the SEC, including being required to provide only two years of audited financial statements in our annual reports. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects.
Provisions in the Nevada Revised Statutes limit the personal liability of our directors and officers and our articles of incorporation may require us to pay amounts incurred by our directors or officers in any such actions.
Members of our board of directors and our officers will not be subject to liability for breaches of their fiduciary duties as a director or officer, except in limited circumstances, pursuant to provisions in the Nevada Revised Statutes. Specifically, Section 78.138 of the Nevada Revised Statutes provides, in relevant part, that, unless a company’s articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the company or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. This provision is intended to afford directors and officers protection against, and to limit their potential liability, for monetary damages resulting from suits alleging a breach of fiduciary duties by a director or officer. We have not included in our articles of incorporation any provision intended to provide for greater individual liability as contemplated by this statutory provision.
In addition, our articles of incorporation require us, to the fullest extent permitted by applicable Nevada law and subject to limited exceptions, to indemnify our directors, officers, agents and employees from and against any and all expenses incurred thereby in connection with the defense or settlement of any action, judgments, fines and amounts paid in settlement and reasonably incurred, in connection with any action brought against such person by reason of the fact that such person is or was serving in such capacity or was serving another company in such role at our request. This means that, if a stockholder were able to enforce an action against our directors or officers, in all likelihood, we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay. Any such indemnification obligations could divert our financial resources and may adversely affect our business, financial condition, results of operations and cash flows, and adversely affect prevailing market prices for our common stock.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $      million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We expect to use the net proceeds from this offering for working capital and general corporate purposes, including infrastructure expansion, the acquisition of additional cryptocurrency miners and further development of our mVoult product lines, as well as acquisitions or strategic investments in complimentary businesses, products, services or technologies, although we do not currently have any plans or commitments for any such acquisitions or investments.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business, subject to certain preferential dividend rights held by our Series A Preferred Stockholders. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

DILUTION
If you invest in shares of common stock offered by this prospectus supplement, you will experience dilution to the extent of the difference between the public offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of December 31, 2020 was approximately $36,254,090 or approximately $1.51 per share of common stock. Net tangible book value represents total tangible assets less total liabilities. Net tangible book value per share represents net tangible book value divided by the total number of shares of common stock outstanding.
After giving effect to this sale of        shares of common stock in this offering at a public offering price of $      per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value per share of our common stock at December 31, 2020 would have been approximately $      or approximately $      per share of common stock. This represents an immediate increase in net tangible book value per share of our common stock of approximately $      per share to existing stockholders and an immediate dilution of approximately $      per share to purchasers in this offering. The following table illustrates this per-share dilution:
Public offering price per share		$
Net tangible book value per share as of December 31, 2020	$
Increase per share attributable to new investors	$
As adjusted net tangible book value per share as of December 31, 2020 after giving effect to this offering		$
Dilution per share to new investors		$
The number of shares of common stock to be outstanding after this offering is based on 24,070,531 shares of common stock outstanding as of December 31, 2020, and excludes the following, in each case as of such date:
•
548,057 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $7.66;

•
483,310 shares reserved for issuance in connection with future awards under our equity compensation plan; and

•
1,191,769 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $23.63.

UNDERWRITING
Pursuant to the underwriting agreement with H.C. Wainwright & Co., LLC, or the underwriter, we have agreed to issue and sell, and the underwriter has agreed to purchase, the number of shares of common stock listed opposite its name below, less the underwriting discounts and commissions, on the closing date, subject to the terms and conditions contained in the underwriting agreement. The underwriting agreement provides that the obligations of the underwriter are subject to certain customary conditions precedent, representations and warranties contained therein.
Underwriter	Number of Shares
H.C. Wainwright & Co., LLC
Pursuant to the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. The underwriter has advised us that they do not intend to confirm sales to any account over which it exercises discretionary authority.
Discounts, Commissions and Expenses
The offering is being underwritten on a firm commitment basis. While the underwriter intends to offer the shares at the price set forth on the cover of this prospectus supplement, the underwriter may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on Nasdaq, or to dealers in negotiated transactions or in a combination of such other methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The difference between the price at which the underwriter purchases shares from us and the price at which the underwriter resells such shares may be deemed underwriting compensation. If the underwriter effects such transactions by selling shares of common stock to or through dealers, such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.
The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Any shares sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $      per share.
The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$
We have agreed to pay the legal fees and expenses of the underwriter, in the sum of up to $300,000 in connection with this offering and clearing fees of $15,950. We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $      and are payable by us.
Indemnification
We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements
We have agreed to not sell any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, or to enter into any agreement to issue or announce the issuance of shares of our common stock, subject to certain exceptions, for a period of 60 days after the closing date of this offering, unless we obtain a prior written consent of the underwriter. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion. The exceptions to the restriction include, among other things, the issuance of any shares of our capital stock or securities convertible into shares of our capital stock that are issued (i) pursuant to an equity incentive plan, (ii) pursuant to the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of this prospectus supplement or (iii) pursuant to, or in connection with, acquisitions of, or investments in businesses, intellectual property, technology or other assets or other strategic transactions approved by a majority of the disinterested directors; provided that such securities are issued as “restricted securities” as defined in Rule 144 and carry no registration rights that require the filing of any registration statement in connection therewith within 60 days after the closing date of this offering, and provided that any such issuance shall not include a transaction in which we are issuing securities primarily for the purpose of raising capital.
In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, subject to certain limited exceptions, for a period of 60 days following the date of the underwriting agreement, no director or executive officer may, directly or indirectly, sell, offer to sell, contract to sell, pledge, hypothecate or otherwise dispose of, or enter into any transaction which is designed to or might reasonably be expected to result in the disposition by such director or executive officer or any affiliate thereof, or establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Section 16 of the Exchange Act, with respect to any shares of our common stock or securities convertible into or exchangeable or exercisable for shares of our common stock, unless such director or executive officer obtains consent of the underwriter. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion. Such lock-up restriction does not apply to any shares of common stock acquired in this offering by our directors and executive officers.
Price Stabilization, Short Positions and Penalty Bids
In connection with this offering, the underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in connection with our common stock.
Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum.
Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.
Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
In connection with this offering, the underwriter also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Electronic Distribution
A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering, and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.
Other Relationships
From time to time, the underwriter and its affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it has received and may continue to receive customary fees and commissions. H.C. Wainwright & Co., LLC acted as our sole book-running manager for our public offering that we consummated in October, 2020, for which it received compensation.
Transfer Agent
The transfer agent and registrar for our common stock is Action Stock Transfer. Its address is 2469 E. Fort Union Blvd, Suite 214 Salt Lake City, UT 84121.
Nasdaq Capital Market listing
Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “CLSK.”

LEGAL MATTERS
Katten Muchin Rosenman LLP is acting as counsel for the company in connection with this offering. The validity of the common stock offered hereby will be passed upon for us by Procopio, Cory Hargreaves & Savitch LLP. Skadden, Arps, Slate, Meagher & Flom LLP is acting as counsel for the underwriter in connection with this offering.
EXPERTS
The consolidated financial statements of CleanSpark, Inc. as of and for the years ended September 30, 2020 and 2019 incorporated by reference in this prospectus, have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our public filings are available to the public on the SEC’s web site at http://www.sec.gov.
INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (SEC File No. 001-39187) and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, unless otherwise indicated therein):
•
our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on December 17, 2020;

•
our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, filed with the SEC on February 12, 2021;

•
our Current Reports on Form 8-K filed with the SEC on February 24, 2021 (solely with respect to Items 1.01 and 3.02 thereto), February 24, 2021 (amendment), March 1, 2021 (solely with respect to Item 1.01 thereto) and March 8, 2021 (solely with respect to Item 1.01 thereto);

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 22, 2020 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•
filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement and the accompanying prospectus form a part and before the termination of the offering made by this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to CleanSpark, Inc., Attn: Chief Executive Officer, 1185 S. 1800 West, Suite 3, Woods Cross, Utah 84087, telephone number (702) 941-8047.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

PROSPECTUS
CleanSpark, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Subscription Rights
We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. These securities also may be resold by selling securityholders. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 11 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CLSK.” On March 12, 2021, the last reported sale price of our common stock on Nasdaq was $30.86 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any other securities market or other securities exchange of the securities covered by the prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 15, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), the information and documents incorporated herein by reference and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “CleanSpark, Inc.,” “we,” “our,” “us” and the “Company” in this prospectus, we mean CleanSpark, Inc. and its consolidated subsidiaries, unless the context otherwise requires. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is www.cleanspark.com. The information on, or accessible through, our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 10-K for the year ended September 30, 2020, filed with the SEC on December 17, 2020;

•
Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, filed with the SEC on February 12, 2021;

•
Our Current Reports on Form 8-K filed with the SEC on February 24, 2021 (solely with respect to Items 1.01 and 3.02 thereto), February 24, 2021 (amendment), March 1, 2021 (solely with respect to Item 1.01 thereto) and March 8, 2021 (solely with respect to Item 1.01 thereto); and

•
The description of our Common Stock contained in our Registration Statement on Form 8-A, dated January 22, 2020 and any amendment or report filed with the SEC for the purpose of updating the description.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
CleanSpark, Inc.
1185 South 1800 West, Suite 3
Woods Cross, UT 84087
(702) 244-4405

THE COMPANY
Overview
We are in the business of providing advanced software and controls technology solutions to solve modern energy challenges. We have a suite of software solutions that provide end-to-end microgrid energy modeling, energy market communications and energy management solutions. Our offerings consist of intelligent energy monitoring and controls, intelligent microgrid design software, middleware communications protocols for the energy industry, energy system engineering, custom hardware solutions, microgrid installation and implementation services, traditional data center services and software consulting services.
The software platforms that are integral to our business are summarized as follows:
•
mVSO Platform:   Energy modeling software for microgrid design and sales

•
mPulse Platform:   Patented, proprietary controls platform that enables integration and optimization of multiple energy sources

•
Canvas:   Middleware used by grid operators and aggregators to administrate load shifting programs

•
Plaid:   Middleware used by controls and “internet of things” (or IoT) product companies to participate in load shifting programs

In addition, following our acquisition of Solar Watt Solutions, Inc. (“Solar Watt”) in February 2021, we are in the process of developing our mVoult platform, which we expect will be a proprietary platform that would enable integration and optimization of solar, energy storage and back-up generators for residential applications.
These platforms are designed to allow customers to design, build, and operate distributed energy systems and microgrids that efficiently manage energy generation assets, energy storage assets, and energy consumption assets. Our software products enable users to implement software solutions to execute on strategies that are generally targeted to operate distributed energy assets in a manner that provides resiliency, economic optimization and/or revenue generation through wholesale market activities.
Lines of Business
Energy Business
Through CleanSpark, LLC, we provide microgrid engineering, design and software solutions to military, commercial and residential customers. Our services consist of distributed energy microgrid system engineering and design, and project consulting services. The work is generally performed under fixed price bid contracts and negotiated price contracts.
Through CleanSpark Critical Power Systems, Inc., we provide custom hardware solutions for distributed energy systems that serve military and commercial residential properties. The equipment is generally sold under negotiated fixed price contracts.
Through GridFabric, LLC, we provide Open Automated Demand Response (“OpenADR”) and other middleware communication protocol software solutions to commercial and utility customers.
Through Solar Watt, which we acquired in February 2021, we provide solar and alternative energy solutions for homeowners and commercial businesses in Southern California, including to homeowners who have medical needs and reside in vulnerable zones, and are working to expand and accelerate our residential offerings by integrating an experienced energy storage and solar sales and installation team.
Through ATL Data Centers LLC, we provide traditional data center services, such as providing customers with rack space, power and equipment, and offer several cloud services including, virtual services, virtual storage, and data backup services.

Digital Agency Business
Through p2kLabs, Inc., we provide design, software development, and other technology-based consulting services. The services provided are generally an hourly arrangement or fixed-fee project-based arrangements.
Cryptocurrency Mining Business
Through ATL Data Centers LLC and CleanBlok, LLC, we mine bitcoin. We entered the bitcoin mining industry through our recent acquisition of ATL Data Centers LLC, and we have recently acquired, and are intending to continue to acquire, additional equipment and infrastructure capacity in order to expand our bitcoin mining operations.
Corporate Information
Our principal executive offices are located at 1185 S. 1800 West, Suite 3, Woods Cross, Utah 84087, and our telephone number is (702) 941-8047. Our website is located at www.cleanspark.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.
Where You Can Find More Information
For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors,” in our most recent Annual Report on Form 10-K, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this document and the materials accompanying this document are forward-looking statements. These statements are based on current expectations of future events. Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by the forward-looking statements. These forward-looking statements speak only as of the date made and are subject to a number of known and unknown risks, uncertainties and assumptions, including the important factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, which may include funding our future development, strategic acquisitions or other significant corporate transactions.

DESCRIPTION OF CAPITAL STOCK
The following description sets forth certain general terms and provisions of the common stock and preferred stock to which any prospectus supplement may relate.
In this “Description of Capital Stock” section, when we refer to “we,” “us” or “our” or when we otherwise refer to ourselves, we mean CleanSpark, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.
General
Our articles of incorporation authorize us to issue up to 35,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.
As of March 9, 2021, there were 24,771,742 shares of common stock outstanding and 1,750,000 shares of preferred stock outstanding.
Common Stock
Voting rights.   Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Directors are elected by a plurality of the votes cast at the meeting of stockholders.
Dividends.   Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our Board out of legally available funds. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.
Liquidation.   In the event of our liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.
Rights and preferences.   Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Fully paid and nonassessable.   All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering, if any, will be, upon payment therefor, fully paid and nonassessable.
Preferred Stock
Under our articles of incorporation, as amended, our Board has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
We will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in a certificate of designation relating to that series. We will file as an exhibit to our reports, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•
the title and stated value;

•
the number of shares we are offering;

•
the liquidation preference per share;

•
the purchase price;

•
the dividend rate, period and payment date and method of calculation for dividends;

•
whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•
the procedures for any auction and remarketing, if any;

•
the provisions for a sinking fund, if any;

•
the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•
any listing of the preferred stock on any securities exchange or market;

•
whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•
whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•
voting rights, if any, of the preferred stock;

•
preemptive rights, if any;

•
restrictions on transfer, sale or other assignment, if any;

•
a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•
the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Nevada law provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our articles of incorporation if the amendment would change the par value or, unless the articles of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Our Board may authorize the issuance of preferred stock with voting, exchange or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of the Company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.
Series A Preferred Stock
On April 15, 2015, pursuant to Article IV of our articles of incorporation, the Company’s Board of Directors voted to designate a class of preferred stock entitled Series A Preferred Stock, consisting of up to one million (1,000,000) shares, par value $0.001. Under the Certificate of Designation, holders of Series A Preferred Stock will be entitled to quarterly dividends on 2% of our earnings before interest, taxes and amortization. The dividends are payable in cash or common stock. The holders will also have a liquidation preference on the stated value of $0.02 per share plus any accumulated but unpaid dividends. The holders are further entitled to have the Company redeem each share of Series A Preferred Stock for three shares of common stock in the event of a change of control and they are entitled to vote together with the holders of the Company’s common stock on all matters submitted to stockholders at a rate of forty-five (45) votes for each share held.
On October 4, 2019, pursuant to Article IV of our articles of incorporation, our Board of Directors voted to increase the number of shares of preferred stock designated as Series A Preferred Stock from one million (1,000,000) shares to two million (2,000,000) shares, par value $0.001.
Our board of directors has authority, based upon shareholder approval provided on July 16, 2020, to increase our shares of authorized common stock without the further approval of our shareholders, at any time or times on or before July 16, 2021, by up to an aggregate of 50,000,000 authorized shares.
Stock Options
The Company sponsors a stock-based incentive compensation plan known as the 2017 Incentive Plan (the “2017 Plan”), which was established by the Board of Directors of the Company on June 19, 2017. A total of 300,000 shares were initially reserved for issuance under the 2017 Plan. On October 7, 2020, the Company executed an amendment to the 2017 Plan to increase the reserved option pool to 1,500,000 shares.
The 2017 Plan allows the Company to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and stock units. The incentive stock options are exercisable for up to ten years, at an option price per share not less than the fair market value on the date the option is granted. The incentive stock options are limited to persons who are regular full-time employees of the Company at the date of the grant of the option. Non-qualified options may be granted to any person, including, but not limited to, employees, independent agents, consultants and attorneys, who the Company’s Board believes have contributed, or will contribute, to the success of the Company. Non-qualified options may be issued at option prices of less than fair market value on the date of grant and may be exercisable for up to ten years from date of grant. The option vesting schedule for options granted is determined by the Board of Directors at the time of the grant. The 2017 Plan provides for accelerated vesting of unvested options if there is a change in control, as defined in the 2017 Plan.
As of March 9, 2021, there are options exercisable to purchase 466,353 shares of common stock in the Company and 159,818 unvested options outstanding that cannot be exercised until vesting conditions are met. As of March 9, 2021, the outstanding options had a weighted average remaining term of 2.44 years and an intrinsic value of $8,660,264.
Warrants
As of March 9, 2021, there are warrants exercisable to purchase 1,055,869 shares of common stock in the Company and 15,714 unvested warrants outstanding that cannot be exercised until vesting conditions are met. 858,699 of the warrants require a cash investment to exercise as follows: 2,500 required a cash investment of $8.00 per share, 439,865 require a cash investment of $15.00 per share, 103,000 require a cash investment of $25.00 per share, 200,000 require an investment of $35.00 per share, 10,000 require an investment of $40.00 per share, 60,000 require an investment of $50.00 per share, 38,334 require a cash investment of $75.00 per share and 5,000 require a cash investment of $100.00 per share. 197,170 of the outstanding warrants contain provisions allowing a cashless exercise at their respective exercise prices.
Registration Rights
On December 28, 2018 and April 17, 2019, the Company agreed with the Investor that it will keep a registration statement available to cover the resale of the Warrant Shares issued in each of the financings.
Anti-Takeover Laws
Nevada Revised Statutes Sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.
Listing
The Company’s Common Stock is listed on the Nasdaq Capital Market.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Action Stock Transfer. Its address is 2469 E. Fort Union Blvd, Suite 214 Salt Lake City, UT 84121.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
• the title of the series of debt securities;
• any limit upon the aggregate principal amount that may be issued;
• the maturity date or dates;
• the form of the debt securities of the series;
• the applicability of any guarantees;
• whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
• whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
• if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
• the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
• our right, if any, to defer payment of interest and the maximum length of any such deferral period;
• if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
• the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
• the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
• any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
• whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
• if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
• additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
• additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
• additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
• additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
• additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
• the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
• whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
• the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
• any restrictions on transfer, sale or assignment of the debt securities of the series; and

• any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger Or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events Of Default Under The Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
• if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
• if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
• if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
• if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided that:
• the direction so given by the holder is not in conflict with any law or the applicable indenture; and
• subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
• the holder has given written notice to the trustee of a continuing event of default with respect to that series;
• the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
• such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
• the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:
• to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
• to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;
• to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
• to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
• to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
• to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
• to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
• to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
• to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
• extending the fixed maturity of any debt securities of any series;
• reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
• reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
• provide for payment;
• register the transfer or exchange of debt securities of the series;
• replace stolen, lost or mutilated debt securities of the series;
• pay principal of and premium and interest on any debt securities of the series;
• maintain paying agencies;
• hold monies for payment in trust;
• recover excess money held by the trustee;
• compensate and indemnify the trustee; and
• appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange And Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
• issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
• register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning The Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment And Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS
General
We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.
Debt Warrants
The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:
•
the title of the debt warrants;

•
the offering price for the debt warrants, if any;

•
the aggregate number of the debt warrants;

•
the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•
if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•
the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•
the dates on which the right to exercise the debt warrants will commence and expire;

•
if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•
whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•
information with respect to book-entry procedures, if any;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material U.S. federal income tax considerations;

•
the antidilution provisions of the debt warrants, if any;

•
the redemption or call provisions, if any, applicable to the debt warrants;

•
any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•
any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants
The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:
•
the title of the warrants;

•
the offering price for the warrants, if any;

•
the aggregate number of warrants;

•
the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•
if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•
the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•
the dates on which the right to exercise the warrants shall commence and expire;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material U.S. federal income tax considerations;

•
the antidilution provisions of the warrants, if any;

•
the redemption or call provisions, if any, applicable to the warrants;

•
any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•
any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
•
to vote, consent, or receive dividends;

•
receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•
exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•
the price, if any, for the subscription rights;

•
the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•
the number of subscription rights to be issued to each stockholder;

•
the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•
through underwriters or dealers;

•
directly to purchasers;

•
in a rights offering;

•
in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•
through agents;

•
through a combination of any of these methods; or

•
through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
The prospectus supplement with respect to any offering of securities will include the following information:
•
the terms of the offering;

•
the names of any underwriters, dealers or direct purchasers;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price or initial public offering price of the securities;

•
the net proceeds from the sale of the securities;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers;

•
any commissions paid to agents; and

•
any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.
Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.
Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.
If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
At the Market Offerings
We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future.
The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
LEGAL MATTERS
Procopio, Cory, Hargreaves & Savitch LLP and Katten Muchin Rosenman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of CleanSpark, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of CleanSpark, Inc. as of and for the years ended September 30, 2020 and 2019 incorporated by reference in this prospectus, have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

           Shares
CleanSpark, Inc.
Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.
           , 2021